Exhibit 10.1

LEASE AGREEMENT

BETWEEN

109 MORGAN LANE, LLC

as Landlord,

and

INTEGRA LIFESCIENCES CORPORATION

as Tenant

Dated: July 1, 2013

AGREEMENT OF LEASE

Between 109 MORGAN LANE, LLC, a New Jersey limited liability company (hereinafter referred to as the “Landlord”), and INTEGRA LIFESCIENCES CORPORATION, a Delaware corporation (hereinafter referred to as the Tenant”).

PREAMBLE

WHEREAS, Landlord previously purchased the Building, Land and Premises (as such terms are defined below) pursuant to the Agreement of Sale dated August 21, 2007 between Landlord and PROVESTCO, INC., a Delaware corporation (the “Prior Landlord”);

WHEREAS, Tenant and Prior Landlord entered into a Lease dated October 17, 2006, as amended by the First Amendment to Lease dated as of February 28, 2007 and Second Amendment to Lease dated as of March 16, 2007 (such lease, as amended, being hereinafter called the “Original Lease”) pursuant to which Tenant leased from Prior Landlord 26,750 rentable square feet of floor area described therein in the Building (the “Initial Space”);

WHEREAS, Tenant and Landlord terminated the Original Lease and entered into a Lease Agreement dated May 15, 2008, as amended by the First Amendment to Lease dated January 1, 2009 (such lease, as amended, being hereinafter called the “Prior Lease”), pursuant to which Tenant leased from Landlord the Initial Space and 31,261 rentable square feet of space in the building (the “Remaining Space” and together with the Initial Space the “Total Rented Space”); and

WHEREAS, Tenant and Landlord desire to terminate the Prior Lease and enter into this new lease effective as of July 1, 2013 pursuant to which Tenant will lease from Landlord the Total Rented Space (the “Lease”).

BASIC LEASE PROVISIONS AND DEFINITIONS.

In addition to other terms elsewhere defined in this Lease, the following terms whenever used in this Lease should have only the meanings set forth in this section, unless such meanings are expressly modified, limited or expanded elsewhere herein:

(1)	Date of Lease:	Shall mean as of July 1, 2013.

(2)	Building:	Shall mean 109 Morgan Lane, Township of Plainsboro, Middlesex County, New Jersey (the “Building”).

(3)	Land:	Shall mean LOT 24 in Block 2001 as shown on the Plainsboro Township Tax Records, Middlesex County, New Jersey (hereinafter referred to as the “Land”).

(4)	Premises:	Shall mean the Total Rented Space consisting of the entire Building (the “Premises” or the “Total Rented Space”), which are shown on the plan attached hereto and made a part hereof as Exhibit “A”.

(5)	Term:	Shall mean a term of the Lease of the Premises shall commence as of July 1, 2013 and shall terminate on the Termination Date,

(6)	Commencement Date: Shall mean as of July 1, 2013 for the Total Rented Space, and Landlord and Tenant hereby acknowledge and confirm that as of July 1, 2013 the Prior Lease is hereby terminated and neither Landlord nor Tenant shall owe any further obligation thereunder to the other.

(7) Occupancy Date: Shall mean July 1, 2013 for the Total Rented Space.

(8) Rental Commencement Date: July 1, 2013 for the Total Rented Space, and

(9) Termination Date:	Shall mean June 30, 2033 for Total Rented Space, unless the Term of the Lease is extended by Tenant as provided herein. If Tenant exercises its option to renew for five years, the termination date shall be June 30, 2038.

(10) Five Year Renewal Option:	Provided that Tenant is not in default of any of Tenant’s obligations under this Lease, Tenant shall have the right to renew the term of this Lease on all of the terms and provisions set forth herein (except that the Minimum Rent shall be adjusted as set forth below) for a period of five years by providing not less than 180 days advance written notice to Landlord of its election to renew under the terms described herein.

Minimum Rent:	For the Total Rented Space:

Months	Monthly Rent	Annual Rent
7/1/2013 – 6/30/2033	$48,825.92	$585,911.04

The annual Minimum Rent during the renewal term shall be computed in accordance with the provisions of this Paragraph. In the event the Consumer Price Index for Urban Wage Earners and Clerical Workers in the City of Philadelphia published by the Bureau of Labor Statistics of the U.S. Department of Labor (1982-84 equals 100) (hereinafter called the “Price Index”) or a successor or substitute index appropriately adjusted, reflects an increase in the cost of living in the first full calendar month of the renewal term of this Lease (the “Adjustment Month”) over and above such cost of living as reflected by the Price Index as it exists for the first month of the initial term hereof (hereinafter called the “Base Index”), the annual Minimum Rent during the renewal term shall be increased to the amount determined by multiplying the annual Minimum Rent provided for the last year of the initial term of this Lease by a fraction, the numerator of which shall be the Price Index for the Adjustment Month and the denominator of which shall be the Base Index. In the event that such determination cannot be made until after the commencement of the renewal term, the increase of the monthly rental payments due for the months of the renewal term prior to such determination shall be paid to Landlord upon the date the next payment of rent is due following such determination. In no event shall the annual Minimum Rent during the renewal term be less than the annual Minimum Rent for the last year of the initial term of this Lease.

(11)	Permitted Use:	General office, labs (research & development and/or product development), manufacturing, warehouse and any other lawfully permitted use.

(12)	Tenant’s address:	311 Enterprise Drive
Plainsboro, NJ 08536.

(13)	Landlord’s address:	c/o Rudner Real Estate, 125-E Gaither Drive, Mount Laurel, New Jersey 08054.

WITNESSETH

1. DEMISE OF PREMISES. The Landlord does hereby lease and demise to the Tenant, and the Tenant does hereby hire and take from the Landlord, upon and subject to the covenants, agreements, terms, provisions and conditions of this Lease, the Premises for the Term. Landlord represents and warrants that Landlord is the fee owner of the Premises

2. TERM.

The Term for the Total Rented Space shall commence on the Occupancy Date and shall end on the Termination Date or date upon which the Term may be sooner terminated pursuant to the provisions of this Lease or pursuant to law. Provided that Tenant is not in default of any of Tenant’s obligations under this Lease, Tenant shall have the right to renew the term of this Lease on all of the terms and provisions set forth herein (except that the Minimum Rent shall be adjusted as set forth in Section 4.B.) for a period of five years by providing not less than 180 days advance written notice to Landlord of its election to renew under the terms described in Section 4.B.

3. RENT.

A. Minimum Rent (as hereinafter defined) and Additional Rent (as hereinafter defined) and other charges which shall become due and payable hereunder as set forth herein are sometimes collectively referred to herein as “Rent.”

B. All Rent shall be paid to the Landlord at the Landlord’s address, or at such other place or to such other person as the Landlord may designate, in lawful money of the United States of America.

C. The Tenant does hereby covenant and agree to pay the Rent herein reserved as and when the same shall become due and payable, without demand therefor and without any set-off or deduction whatsoever, and to keep and perform, and to permit no violation of, each and every one of the covenants, agreements, terms, provisions and conditions herein contained on the part and on behalf of the Tenant to be kept and performed, provided, that set-off or deduction is allowed in the event that Landlord does not make the required reimbursement allowance payments to Tenant as described in Section 49.

D. If the Tenant fails or refuses to pay Rent hereunder and the Landlord institutes suit for the collection of same or for possession of the Premises, the Tenant agrees to reimburse the Landlord, as Additional Rent hereunder, for all reasonable expenses incurred by the Landlord in connection therewith, including, but not limited to, reasonable attorney’s fees. If the payment of any sum required to be paid by the Tenant to the Landlord under this Lease (including, without limiting the generality of the foregoing, Rent, adjustments or payments made by the Landlord under the provisions of this Lease for which the Landlord is entitled to reimbursement by the Tenant) shall become overdue for ten (10) business days beyond the date on which written notice was given to Tenant of non-payment of rent due and payable as provided in this Lease, then a delinquency service charge equal to five (5%) percent of the amount overdue shall become immediately due and payable to the Landlord as liquidated damages for the Tenant’s failure to make prompt payment. Further, such delinquency service charge shall be payable on the first day of the month next succeeding the month during which such late charges become payable as Additional Rent, together with interest on the amounts overdue from the date on which they become due and payable computed at the rate of the lower of statutory rate or twelve (12) percent per annum. In the event of nonpayment of any delinquency service charges and interest provided for above, the Landlord shall have, in addition to all other rights and remedies, all the rights and remedies provided for herein and by law in the case of nonpayment of Rent. No failure by the Landlord to insist upon the strict performance by the Tenant of the Tenant’s obligation to pay late charges shall constitute a waiver by the Landlord of its rights to enforce the provisions of this Section 3 in any instance thereafter occurring. The provisions of this Section 3 shall not be construed in any way to extend any notice period provided for in this Lease.

E. Whenever in this Lease the Tenant is required to pay Additional Rent or other charges to the Landlord, the Landlord shall have all remedies for the collection thereof that it may have for the nonpayment of Minimum Rent hereunder.

F. This Lease is intended to be a Net, Net, Net Lease and the Rent reserved hereunder shall be absolutely net to Landlord, except where otherwise specifically set forth herein.

4. MINIMUM RENT

A. Minimum Rent shall be payable in advance without demand in monthly payments on the first day of each and every calendar month during the Term. Minimum Rent shall commence as of the Rental Commencement Date.

B. In the event the Tenant extends the Term of the Lease as provided in Section 2 of this Lease, the Minimum Rent during the Term of the exercised Renewal Option shall be as set forth as follows:

The annual Minimum Rent during the renewal term shall be computed in accordance with the provisions of this Paragraph. In the event the Consumer Price Index for Urban Wage Earners and Clerical Workers in the City of Philadelphia published by the Bureau of Labor Statistics of the U.S. Department of Labor (1982-84 equals 100) (hereinafter called the “Price Index”) or a successor or substitute index appropriately adjusted, reflects an increase in the cost of living in the first full calendar month of the renewal term of this Lease (the “Adjustment Month”) over and above such cost of living as reflected by the Price Index as it exists for the first month of the initial term hereof (hereinafter called the “Base Index”), the annual Minimum Rent during the renewal term shall be increased to the amount determined by multiplying the annual Minimum Rent provided for the last year of the initial term of this Lease by a fraction, the numerator of which shall be the Price Index for the Adjustment Month and the denominator of which shall be the Base Index. In the event that such determination cannot be made until after the commencement of the renewal term, the increase of the monthly rental payments due for the months of the renewal term prior to such determination shall be paid to Landlord upon the date the next payment of rent is due following such determination. In no event shall the annual Minimum Rent during the renewal term be less than the annual Minimum Rent for the last year of the initial term of this Lease.

5. ADDITIONAL RENT

A. Commencing as of the Rental Commencement Date, the Additional Rent (as hereinafter defined) and other charges shall become due and payable hereunder as hereinafter specifically provided. The Additional Rent for the Term of the Lease shall initially be estimated to be $5.00 per square foot or $290,055.00 per annum for the Total Rented Space which Tenant shall remit to Landlord in monthly payments of $24,171.25 on account of the Additional Rent, commencing on the Rental Commencement Date. “Additional Rent” shall mean Taxes, Operating Expenses and other charges due to Landlord from Tenant hereunder.

B. As used herein, and for the purposes of this Article:

(1) “Taxes” shall mean real estate taxes and assessments, special or otherwise, assessments, and other governmental charges, whether general or special, ordinary and extraordinary, unforeseen as well as foreseen, of every kind and nature, levied upon or assessed against the Premises imposed by Federal, State or local governments (but shall not include income, franchise, capital stock, estate or inheritance taxes or taxes based on receipts of rentals, unless the same shall be in substitution for or in lieu of a real estate tax or assessment) and any personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and appurtenances in, upon or used in connection with the Building and Land for the operation thereof, provided that if, because of any change in the method of taxation of real estate, any other or additional tax or assessment is imposed upon the Landlord or upon or with respect to the Land and/or Building or the Rents or income therefrom, as or in substitution for or in lieu of any tax or assessment which would otherwise be a real estate tax, or personal property tax of the type referred to above, such other tax or assessment shall also be deemed a real estate tax. Any association or governmental charges which benefit the Premises beyond the term of this Lease shall be allocated between Landlord and Tenant.

NOTE: Tenant shall only be responsible for taxes/special assessments that are incurred during the actual lease term and for that portion that Tenant benefits from during the Term.

(2) “Operating Expenses” shall mean and include those actual expenses incurred by the Landlord in accordance with the terms of this Lease in respect to the operation, maintenance, insuring and safekeeping of the Premises, except as set forth hereinbelow, in accordance with accepted principles of sound management and accounting practices as applied to the operation, maintenance, insuring and safekeeping of the Premises, including all utility, sewer and water, maintenance of the roof and structural components of the building and other charges not billed directly to and/or paid directly by the Tenant. Operating Expenses shall not include:

(1)	The cost of any items which under generally accepted accounting principles consistently applied are properly classified as capital expenditures for replacements as opposed to repairs which shall at all times be included in Operating Expenses.

(2)	Leasing commissions, costs, disbursements, and other expenses incurred for leasing, renovating, or improving space for tenants.

(3)	Costs (including permit, license, and inspection fees) incurred in renovating, improving, decorating, painting, or redecorating vacant space or space for tenants.

(4)	Landlord’s cost of electricity or other service sold to tenants for which Landlord is to be reimbursed as a charge over the base rent and additional rent payable under the lease with that tenant.

(5)	Costs incurred by Landlord for alterations that are considered capital improvements and replacements under generally accepted accounting principles consistently applied.

(6)	Depreciation and amortization on the Building.

(7)	Costs of a capital nature including capital improvements, capital repairs, capital equipment, and capital tools, as determined under generally accepted accounting principles consistently applied.

(8)	Costs incurred because the Landlord or another tenant violated the terms of any lease.

(9)	Overhead and profit paid to subsidiaries or affiliates of Landlord for management or other services on or to the Enterprise Business Center or for supplies or other materials, to the extent that the costs of the services, supplies, or materials exceed the competitive costs of the services, supplies, or materials were they not provided by a subsidiary or affiliate.

(10)	Interest on debt or amortization payments on mortgages or deeds of trust or any other debt for borrowed money.

(11)	Compensation paid to clerks, attendants, or other persons in commercial concessions operated by Landlord.

(12)	Rentals and other related expenses incurred in leasing air conditioning systems, elevators, or other equipment ordinarily considered to be of a capital nature, except equipment used in providing janitorial services that is not affixed to the Building.

(13)	Items and services for which Tenant reimburses Landlord or pays third parties or that Landlord provides selectively to one or more tenants of the Building other than Tenant without reimbursement.

(14)	Advertising and promotional expenditures.

(15)	Repairs or other work needed because of fire, windstorm, or other casualty or cause insured against by Landlord or to the extent Landlord’s insurance required under this Lease would have provided insurance, whichever is the greater coverage.

(16)	Costs incurred in operating the parking facilities for the Building except to the extent the cost of operating the parking facilities exceeds the revenues generated from operating the parking facilities.

(17)	Nonrecurring costs incurred to remedy structural defects in original construction materials or installations.

(18)	Any costs, fines, or penalties incurred because Landlord violated any governmental rule or authority.

(19)	Costs incurred to test, survey, cleanup, contain, abate, remove, or otherwise remedy hazardous wastes or asbestos containing materials from the Enterprise Business Center unless the wastes or asbestos containing materials were in or on the Enterprise Business Center because of Tenant’s negligence or intentional acts.

(20)	Costs of acquiring, leasing, restoring, insuring or displaying sculptures, paintings and other objects of art located within the Building.

(21)	Other expenses that under generally accepted accounting principles consistently applied would not be considered normal maintenance, repair management, or operation expenses.

The Tenant shall pay to Landlord all Taxes, Water and Sewer, Utilities (if not separately metered),Insurance, and Operating Expenses pursuant to Section 5 of the Lease.

Notwithstanding anything set forth in this Lease to the contrary, Tenant has assumed the Landlord’s obligation to maintain the common areas of the Building and Land, including, but not limited to lighting, cleaning the Building exterior and common areas of the Building interior, trash removal and recycling, electricity bills, repairs and maintenance of the storm water management system, policing and regulating traffic to and from the Land, fire suppression and alarm systems, removing snow, ice and debris and maintaining all landscape areas, (including replacing and replanting flowers, shrubbery and trees), maintaining and repairing all other exterior improvements on the Land, all repairs and compliance costs necessitated by laws (the “Common Area Obligations”). The costs incurred by Tenant in connection with the Common Area Obligations, together with the administrative costs associated therewith shall be excluded from the Operating Expenses. Tenant shall (i) perform the Common Area Obligations and maintain the Building and Land in a manner at least consistent with the manner in which Landlord performed the Common Area Obligations prior to the time that Tenant exercised its rights under this Section , (ii) release Landlord of and from all loss, cost, damage and expense arising from or in any way related to the Common Area Obligations, and (iii) indemnify, defend and save Landlord harmless from and against all loss, cost, damage or expense (including attorneys fees and costs) arising from or in any way related to the Common Area Obligations and Tenant’s obligations relating to the Common Area Obligations.

C. Taxes

(1) The Tenant agrees that, commencing July 1, 2013 and continuing thereafter during the Term of this Lease, Tenant will pay monthly as Additional Rent, together with the monthly payments of Minimum Rent, an amount equal to one-twelfth (1/12th) of its share of the Taxes. The sum shall be due and payable on an estimated basis in monthly installments, which shall be reasonably determined by the Landlord, until the actual sum is known, at which time an adjustment shall be made. Provided, however, with the Landlord’s consent, which consent shall not be unreasonably withheld, delayed or conditioned, Tenant shall have the right to institute a proceeding challenging the amount of the real estate assessment for the Premises which, if instituted, Tenant or its designees shall conduct promptly, at its own expense, and free of any expense to Landlord, and if necessary in the name of and with the cooperation of the Landlord and Landlord shall execute all documents necessary to accomplish the foregoing. Notwithstanding the foregoing, Tenant shall promptly pay the then current Taxes when due as provided hereunder. The Landlord shall not be obligated to bring any action seeking a reduction in the assessment, and Landlord shall not be in any way liable to Tenant in the event any such action by Landlord or Tenant results in an increase in the assessment.

(2) If at any time during the Term of this Lease, under the laws of the State of New Jersey, or any political subdivision thereof, a tax on Rents is assessed against the Landlord, as a substitution in whole or in part, for a real estate tax, assessment, water rent, rate or charge, sewer rent, or other governmental imposition or charge with respect to the Premises, Tenant shall pay its share of same.

D. Water and Sewer. The Tenant shall pay monthly, as Additional Rent, all charges for water and sewer attributable to the Premises. If there are separate meters installed to monitor Tenant’s use of water and sewer, Tenant shall be responsible for its actual use as determined by the meter and same shall immediately be paid by Tenant as Additional Rent when billed as aforesaid.

E. Utilities and Trash. Tenant shall arrange to have the utilities billed in its own name and shall pay all charges thereof directly to the utility company furnishing the services. Trash removal from the Premises shall be Tenant’s responsibility and at Tenant’s sole expense. Removal of all samples shall be Tenant’s responsibility, shall be at Tenant’s sole expense and, Tenant shall not remove or dispose of any hazardous substance or waste except in accordance with Section 11 hereof at its sole expense.

F. Insurance.

(i) Landlord’s Insurance. Landlord shall, during the Term of the Lease, procure and keep in force the following insurance, the cost of which will be deemed Additional Rent payable by Tenant pursuant to this Lease:

(a) Property insurance insuring the Premises and improvements (excluding foundations) against loss or damage resulting from perils covered by the causes of loss—special form (or the equivalent ISO form in use from time to time in the state where the Premises is located) including rental income insurance (i.e., loss of rents and/or income insurance) for a period of not less than twelve (12) months. Such coverage, if applicable, shall be written on a replacement cost basis in the full insurable replacement value of the Premises and improvements with an agreed amount endorsement to prevent coinsurance and shall cover all equipment, fixtures or tenant improvements other than trade fixtures and personal property which are owned by Tenant or any third parties located on or in the Premises.

(b) Commercial general liability insurance (or the equivalent ISO form in use from time to time in the state where the Property is located), providing coverage against any and all claims for bodily injury and property damage occurring in or about the Building or the Land. Such insurance shall have the combined single limit of not less than One Million Dollars ($1,000,000) per location with a Two Million Dollars ($2,000,000) per occurrence aggregate limit.

(c) Such other insurance as Landlord deems necessary and prudent and carried by owners of similar properties in the Mercer County, NJ, area, or as required by Landlord’s mortgagees encumbering the Land.

(ii) Tenant’s Insurance. Tenant shall, during the Lease Term, procure and keep in force the following insurance:

(a) Commercial general liability (hereinafter referred to as “CGL”) insurance (or the equivalent ISO form in use from time to time in the state where the Premises is located) naming Landlord, Landlord’s managing agent for the Premise, if any, and, if requested, Landlord’s mortgage lender, as additional insured parties, providing coverage against any and all claims for bodily injury and property damage occurring in, or about the Premises, Building and Land arising out of use and occupancy of the Premises by Tenant or its agents, employees or invitees. Such insurance shall have a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence with Two Million Dollars ($2,000,000) aggregate limit and an excess umbrella liability insurance (following form) in the amount of Ten Million Dollars ($10,000,000). Such liability insurance shall be primary and not contributing to any insurance available to Landlord and Landlord’s insurance shall be in excess thereto. In no event shall the limits of such insurance be considered as limiting the liability of Tenant under this Lease and the minimum limits of coverage set forth in this Lease shall not be construed to limit the coverage available to any additional insured party to an amount which is less than the full policy limit(s) of all applicable policies actually carried by Tenant. Notwithstanding any limits of liability set forth herein or shown on any certificate/evidence of insurance, Landlord shall be entitled to additional insured status on all liability insurance maintained by Tenant.

(b) Property insurance insuring all equipment, trade fixtures, inventory, fixtures and other personal property located on or in the Premises (hereinafter referred to as the “Insured Personalty”) for perils covered by the cause of loss - special form (or the equivalent ISO form in use from time to time in the state where the Premises is located). Such insurance shall be written on a replacement cost basis in an amount equal to the full insurable value of the aggregate of the Insured Personalty and with an agreed amount endorsement to prevent co-insurance.

(c) Workers’ compensation insurance in accordance with statutory law.

(iii) Miscellaneous Requirements.

(a) The policies required to be or otherwise maintained by the parties shall be issued by companies rated A (X) or better in the most current issue of Best’s Insurance Reports. Insurers shall be admitted insurers in the state in which the Premises is located, and domiciled in the USA. Any deductible or retention amounts under any insurance policies required hereunder shall not exceed $ 50,000.00 as to property and business insurance, and $10,000.00 as to liability insurance (product liability coverage excepted). Certified copies of the policies, or (i) Certificate of Insurance (ACORD 25) for liability and Evidence of Insurance (ACORD 27 and/or ACORD 28 ) as to property insurance or (ii) a binder (ACORD 13) followed before expiration of the binder by a copy of the declarations page(s) of the policy with a schedule of all endorsements, shall be delivered to Landlord prior to the Commencement Date and annually thereafter at least thirty (30) days prior to the expiration date of the old policy. In addition, Tenant shall deliver copies of any endorsements as reasonably requested by Landlord. Such forms shall indicate applicable deductibles, retention, coverage and sub-limits of coverage and shall contain an endorsement each of the insurance companies named thereon adding any additional insured party(ies) required herein. Tenant shall have the right to provide insurance coverage which it is obligated to carry pursuant to the terms hereof in a blanket policy(ies), provided each such blanket policy expressly affords coverage to the Property, and to the Landlord and other parties as required by this Lease.

(b) Each policy of insurance required to be or otherwise maintained by Tenant shall provide written notification to Landlord and any other additional insured party at least thirty (30) days prior to any cancellation or modification to reduce the insurance coverage.

(c) In the event Tenant does not purchase the insurance required by this Lease or keep the same in full force and effect, Landlord may, but shall not be obligated to purchase the required insurance or such lesser alternative insurance coverage as Landlord may elect, and pay the premium therefor. Tenant shall repay to Landlord, as Additional Rent, the amount so paid promptly upon demand plus an administrative fee of 15% of such premium. In addition, Landlord may recover from Tenant and Tenant agrees to pay, as Additional Rent, any and all reasonable expenses (including attorneys’ fee) and damages which Landlord may sustain by reason of the failure of Tenant to obtain and maintain such insurance and/or efforts to obtain same from Tenant or from other sources.

(d) Tenant’s CGL policy shall be primary as to any occurrence on the Premises, the Land and the Building.

G. Operating Expenses.

(1) The Additional Rent charges for the Operating Expenses for the Total Rented Space shall be reasonably estimated on a monthly basis, and such monthly estimate shall be payable commencing on July 1, 2013 and thereafter with the monthly payment of Minimum Rent and other Additional Rent. An adjustment to the estimated payments shall be made by the Landlord each year after the actual cost and expense of the Operating Expenses of the prior year is known and any overpayments shall be credited against the next months’ Additional Rent payments due hereunder. Any underpayments shall be paid by the Tenant to the Landlord within the next month’s Additional Rent payment next due hereunder, subject to any grace period set forth hereunder.

(2) Landlord shall give Tenant each calendar year during the Term of this Lease by July 1 of each year, a statement showing the amount of the Operating Expenses for the Total Rented Space for the immediately preceding calendar year and an estimate of Tenant’s annual cost for the current year (hereafter referred to as the “Statements”) for the Total Rented Space. Failure by Landlord to give a Statement shall not constitute a waiver by Landlord of its right to require Tenant’s payment of the previous year’s Operating Expenses. Provided, however, if the Statement for the previous year is not given to Tenant by July 1 of each year during the Term, Tenant shall not be obligated to pay Operating Expenses until a Statement is given to Tenant.

(3) If the Tenant shall dispute in writing any specific item or items or amounts included by the Landlord in any Statement furnished by the landlord to the Tenant and such dispute is not amicably settled between the Landlord and the Tenant within one hundred eighty (180) days after the Statement therefor has been rendered, either party may, during the one hundred eighty (180) days next following the expiration of the first mentioned one hundred eighty (180) days (upon written notice to the other party accompanied by a copy of its letter of submission setting forth the items of dispute) refer such disputed item or items to arbitration in accordance with Section 34 of this Lease and the decision rendered in such arbitration shall be conclusive and binding upon the Landlord and the Tenant. In no event, however, shall any dispute or the submission of same to arbitration be grounds for any delay or reduction by the Tenant in the payment of the monies due to the Landlord as reflected in the Statement in question, except as set forth hereinabove. The Landlord shall have the right, for a period of twelve (12) months after the rendering of any Statements (or for a longer period, if reasonably required in order to ascertain the facts) to send corrected Statements to the Tenant, and the Tenant shall pay any amount indicated therein to be due to the Landlord within one hundred twenty (120) days after such corrected Statement has been rendered. If the Tenant shall not so dispute any item or items of any Statement or corrected Statement within sixty (60) days after such Statement or corrected Statement has been rendered, the Tenant shall be deemed to have approved such Statement or corrected Statement.

(4) The Landlord shall keep, for a period of one (1) year after Statements are rendered as provided in this Section 5.G., records in reasonable detail of the items covered by such Statements and shall permit the Tenant, upon the giving of reasonable prior notice, to examine and audit such records to verify such Statements, at reasonable times during business hours.

6. [Intentionally Omitted.]

7. POSSESSION AND COMPLETION. Tenant hereby accepts delivery of the Premises as of the Occupancy Date in its current “AS-IS” condition. Pursuant to the provisions of Section 46 below, Tenant shall be responsible to perform the improvements to the windows, as described in Section 46 below and Exhibit “B” and to the roof as described in Section 46 and pursuant to plans and specifications which will be provided by the Tenant and approved by the Landlord at a later date. Notwithstanding the immediately preceding sentence, Tenant agrees to pay for any and all Utilities and Trash pursuant to Section 5.E. beginning on the applicable Occupancy Date.

8. USE OF PREMISES.

A. The Premises shall be used and occupied only for the Permitted Use and for no other use or purpose without the Landlord’s prior written reasonable consent. The Tenant shall not use or permit the use of the Premises or any part thereof in any way which would violate any Certificate of Occupancy for the Building or any of the covenants, agreements, terms, provisions and conditions of this Lease or for any unlawful purposes or in any unlawful manner and the Tenant shall not suffer or permit the Premises or any part thereof to be used in any manner or anything to be done therein or suffer or permit anything to be brought into or kept in the Premises which, in the reasonable judgment of the Landlord, shall in any way impair the character, reputation or appearance of the Building, impair or interfere with any of the Building services or the proper and economic heating, cleaning, air conditioning or other servicing of the Building required to be performed by the Landlord, if any. Tenant shall, at Tenant’s sole cost and expense, obtain any and all governmental or quasi-governmental approvals and permits necessary to use all or any portion of the Premises for manufacturing purposes. Prior to Tenant’s receipt of such approvals and permits, Tenant shall not use the Premises or any portion thereof for manufacturing purposes. Landlord makes no representations or warranties with respect to Tenant’s proposed use of a portion of the Premises for any manufacturing purpose, and Tenant’s obligations under this Lease shall in no manner be contingent upon Tenant’s receipt of any such permits or approvals. Tenant shall, at its sole cost and expense, comply with any requirements of any governmental or quasi-governmental entities as a condition to the use of the Premises or portion thereof for manufacturing purposes.

B. If any governmental license, permit or registration shall be required for the proper and lawful conduct of the Tenant’s business or other activity carried on the Premises, and if the failure to secure such license or permit would, in any way, affect the Landlord, the Tenant, at the Tenant’s expense, shall duly procure and thereafter maintain such license or permit and submit the same to inspection by the Landlord. The Tenant, at the Tenant’s expense, shall, at all times, comply with the terms and conditions of each such license or permit.

C. If by reason of failure of the Tenant to comply with the provisions of this Lease, including but not limited to, the manner in which the Tenant uses or occupies the Premises, the insurance rates shall at the commencement of the Term or at any time thereafter be higher than it otherwise would be, then, the Tenant shall reimburse the Landlord, as Additional Rent hereunder, for that part of all insurance premiums thereafter paid or incurred by the Landlord, which shall have been charged because of such failure or use by the Tenant, and the Tenant shall make such reimbursement upon the first day of the month following the billing to the Tenant of such additional cost by the Landlord. To the best of Landlord’s knowledge, Tenant’s Permitted Use shall not, at this time, result in any additional insurance premiums.

9. REPAIRS, REPLACEMENTS, ALTERATIONS.

A. The Tenant shall take good care of the Premises and the fixtures and appurtenances therein. The Tenant shall make, at its own expense, all repairs and replacements required to keep the Premises and fixtures exclusively servicing the Premises in good working order and condition. The Tenant shall maintain, at its own expense, all light bulbs, fluorescent tubes, and lighting fixtures in the Premises according to all applicable laws, including, without limitation all applicable environmental regulations. Tenant shall maintain the HVAC systems in good working order and engage a service company on an annual basis to provide regular and routine maintenance of the HVAC systems servicing the Building. All repairs made by the Tenant shall be at least equal in quality to the original work. The Tenant1 shall not make any significant installations, alterations, additions or improvements in or to the Premises without first obtaining the Landlord’s written consent thereto (which consent may be arbitrarily withheld with respect to any proposed structural or mechanical alterations or additions). All alterations, decorations, installations, additions or improvements upon the Premises made by Tenant and consented to by Landlord, or made by Landlord (including but not limited to, paneling, partitions, railings, and the like), except the Tenant’s movable fixtures and furniture, shall become the property of the Landlord and shall remain upon, and be surrendered with the Premises, as a part thereof, at the end of the Term.

B. In the event the Tenant makes any repairs, replacements, or alterations in or to the Premises, any contractors or subcontractors employed by the Tenant shall employ only such labor as will not result in jurisdictional disputes with any labor unions or in strikes against or involving the Landlord or the Building. The Tenant will inform the Landlord, in writing, of the names of contractors and/or subcontractors the Tenant proposes using to do work in its behalf within the Building at least seven (7) days prior to the beginning of any permitted work.

[1]	Tenant shall have the right without Landlord’s approval to do up to $10,000 worth of work per year. Unless Landlord agrees to Tenant’s changes in writing, Landlord shall have the right to require Tenant to place, at its own cost and expense, the Premises back into its original condition upon termination or expiration.

C. Landlord hereby covenants and agrees that, notwithstanding anything contained in this Section 9 or otherwise in the Lease to the contrary, the Tenant shall have the right to erect a block sign on the Building, which block sign shall be substantially similar to the block sign erected by Tenant at the building located at 311 Enterprise Drive with respect to form, substance and location.

D. If Landlord shall rent any space in the Building to any other tenant, then prior to the lease of such space to such tenant, Landlord shall, at Landlord’s sole cost and expense, construct any and all walls necessary to divide the space being leased to the new tenant from the Premises, or any part thereof, and such walls shall be constructed from the floor slab up to the ceiling, in a good and workmanlike manner and in accordance with all applicable rules, regulations, laws, ordinances, statutes and requirements of all government authorities, including the fire insurance rating organization and Board of Fire Underwriters and any similar bodies having jurisdiction thereof.

E. Tenant shall make the alterations shown on the plans and specifications for the work to be performed pursuant to Section 46 below and Exhibit “B”, hereof, at the Premises and Landlord hereby gives its consent. Neither the fit out nor the alterations shall be required by Landlord to be removed from the Premises by Tenant at the end of the term or any extended term of this Lease. Notwithstanding the foregoing to the contrary, Tenant shall, at Landlord’s request, on or before the Termination Date, at Tenant’s sole cost and expense, remove all of the Tenant installed fixtures and equipment (other than HVAC equipment) on the roof of the Building, and restore any damage to the roof arising from the existence of such fixtures and equipment or the removal thereof.

10. TENANT COVENANTS. The Tenant covenants and agrees that the Tenant will:

A. Faithfully observe and comply with the Rules and Regulations. Nothing contained in this Lease shall be construed to impose upon the Landlord any duty or obligation to enforce the Rules and Regulations.

B. The phrase “Rules and Regulations” as used in this Lease shall mean all such rules, regulations, statutes and/or laws that are created, enacted and/or instituted by any governmental authority (federal, state, county or local) having the authority to do so and which Rules and Regulations apply to the operation, maintenance, use, appearance and/or safety with respect to the Land, the Building and/or Premises, and such additional reasonable rules and regulations as the Landlord hereafter at any time or from time to time may make and apply to all tenants of the Building and may communicate in writing to the Tenant, which, in the reasonable judgment of the Landlord, shall be necessary or desirable for the reputation, safety, care or appearance of the Land, Building and/or the Premises, or the preservation of good order therein, or the operation, maintenance, insurance or safekeeping of the Land, Building and/or the Premises, or the equipment thereof, or the comfort, quiet and convenience of tenants or others in the Enterprise Business Center; provided, however, that in the case of any conflict between the provisions of this Lease and any such Rules and Regulations, the provisions of this Lease shall control.

C. Permit the Landlord and any mortgagee of the Building or of the Building and the Land or of the interest of the Landlord therein and any lessor under any ground or underlying lease, and their representatives, to enter the Premises at all reasonable hours with reasonable advanced notice, for the purposes of inspection, or of making repairs, replacements or improvements in or to the Premises or the Building or equipment, or of complying with any laws, orders, and requirements of governmental or other authority or of exercising any right reserved to the Landlord by this Lease (including the right during the progress of any such repairs, replacements or improvements or while performing work and furnishing materials in connection with the compliance with any such laws, orders or requirements to keep and store within the Premises all necessary materials, tools and equipment). Nothing herein contained, however, shall be deemed or construed to impose upon the Landlord or any mortgagee of the Landlord’s interest in the Land and/or Building, any obligation, responsibility or liability whatsoever for the care, supervision or repair of the Premises or the Building or any parts thereof other than as specifically herein provided.

D. Not bring or keep in the Premises any property other than such as might normally be brought upon or kept in the Premises as an incident to the reasonable use of the Premises for the purposes herein specified.

E. Not violate, or permit the violation of, any reasonable conditions imposed by the Landlord’s insurance carriers of which conditions Tenant receives written notice thereof, and not do anything or permit anything to be done, or keep anything or permit anything to be kept, in the Premises, which would increase the insurance rates on the Building or the property therein, or which would result in insurance companies of good standing refusing to insure the Building or any such property in amounts and against risks as reasonably determined by the Landlord.

F. Permit the Landlord, during business hours, with reasonable advanced notice, within the six (6) month period next preceding the Termination Date with respect to all or any part of the Premises, to show the same to prospective new tenants.

G. Quit and surrender the Premises at the termination of this Lease broom clean and in good condition and with all installations, alterations, additions, and improvements, including partitions which may have been installed by either of the parties upon the Premises (except that the Tenant’s removable fixtures and furniture shall remain the Tenant’s property and the Tenant shall remove the same), ordinary wear and tear from reasonable use and damages caused by fire or other casualty or condemnation excepted. The Landlord and the Tenant specifically agree that, notwithstanding anything in this Lease to the contrary, the Tenant shall not be required to remove any alterations, installations, additions or improvements made by the Tenant upon the Premises nor to restore the Premises to its original condition prior to the Termination Date. The Tenant’s obligations to observe and perform this covenant shall survive the termination of this Lease.

H. At any time and from time to time upon not less than ten (10) days’ prior notice by the Landlord to the Tenant, execute, acknowledge and deliver to the Landlord, or to anyone the Landlord shall designate, a statement of the Tenant (or if the Tenant is a corporation, an appropriate officer of the Tenant) in writing certifying that (i) the Tenant has accepted the Premises, has made no advancements for or on behalf of the Landlord for which it has the right to conduct from or offset against future rentals as of the date of certification and the dates to which Rent has been paid in advance, if any, (ii) this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (iii) the Tenant is in full and complete possession, (iv) the Tenant has not released, disposed or used and does not release, dispose or use any hazardous or toxic substance or waste at the Premises which is not properly handled or used, and (v) whether or not, to the best knowledge of the signer of such Certificate, the Landlord is in default in performance of any covenant, agreement, term, provision or condition contained in this Lease and, if so, specifying each such default of which the signer may have knowledge; it being intended that any such statement delivered pursuant hereto may be relied upon by any lessor under any ground or underlying lease, or any lessee or mortgagee, or any prospective purchaser, lessee, mortgagee, or assignee of any mortgage of the Building and/or the Land or of the Landlord’s interest therein.

I. Except for the willful or negligent acts of the Landlord, its agents or employees, indemnify, defend and hold harmless the Landlord against and from any and all claims by or on behalf of any person or persons, firm or firms, corporations, arising from the conduct or management of or from any work or thing whatsoever done by or on behalf of the Tenant in or about the Premises as well as from the use and occupancy of the Premises by the Tenant, and further indemnify, defend and hold the Landlord harmless against and from any and all claims arising from any breach or default on the part of the Tenant in the performance of any covenant or agreement on the part of the Tenant to be performed pursuant to the terms of this Lease, or arising from any act or negligence of the Tenant, or any of its agents, contractors, servants, employees or licensees, and from and against all costs, counsel fees, expenses and liabilities incurred in or about any such claim or action or proceeding brought thereon; and in case any action or proceeding be brought against the Landlord by reason of any such claim, the Tenant, upon notice from the Landlord, covenants to resist or defend at the Tenant’s expense such action or proceeding by counsel reasonably satisfactory to the Landlord.

J. At the request of the Landlord only, the Tenant will execute a memorandum of lease for recording purposes containing references to such provisions of this Lease as the Landlord, in its sole discretion, shall deem necessary.

11. ENVIRONMENTAL COMPLIANCE.

A. The Tenant shall, subject to the provisions of subparagraph B below, comply with the Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq., the regulations promulgated thereunder and any successor legislation and regulations (“ISRA”). The Tenant shall, subject to the provisions of subparagraph B below, make all submissions to, provide all information to, and comply with all requirements of, the Industrial Site Evaluation or its successor (“Element”) of the New Jersey Department of Environmental Protection or its successors (“NJDEP”).

B. The Tenant’s obligations under this Section 11 shall arise if there is any closing, terminating or transferring of operations of an industrial establishment at the Premises pursuant to ISRA, whether triggered by the Landlord or the Tenant. If triggered by the Tenant, the Landlord agrees to pay the cost of any inspection, removal and/or cleanup required by the New Jersey Department of Environmental Protection as a result of any condition predating the Tenant’s occupancy of the Premises such as but not limited to asbestos, transformers, discharges from underground storage tanks, etc. In the event the Landlord should sell the Premises or the Premises should be otherwise sold or transferred pursuant to ISRA, or compliance with ISRA is triggered by Landlord, the Landlord shall assume all of the obligations set forth in subparagraph A above at its own expenses except that the Tenant agrees to provide the Landlord with any information relating to the Tenant’s operations that may be required in order to fulfill such obligations and the Tenant shall pay the cost of any inspection, removal and/or cleanup required by the NJDEP as a result of any condition arising only out of Tenant’s occupancy of the Premises.

C. Provided this Lease is not previously canceled or terminated by either party or by operation of law, the Tenant shall commence its submission to the Element in anticipation of the end of the Lease Term no later than the dates provided for in the provisions of this Lease. The Tenant shall promptly furnish to the Landlord true and complete copies of all documents, submissions, correspondence and oral or written communications provided by Tenant to the Element, and all documents, reports, directives, correspondence and oral or written communications by the Element to the Tenant. The Tenant shall also promptly furnish to the Landlord true and complete copies of all sampling and test results and reports obtained and prepared from samples and tests taken at and around the Premises. The Tenant shall notify the Landlord in advance of all meetings scheduled between the Tenant and NJDEP, and the Landlord may attend all such meetings.

D. Should the Element or any other division of NJDEP determine that a cleanup plan be prepared and that a cleanup be undertaken because of a spill or discharge of a hazardous substance or waste by the Tenant at the Premises which occurred during the Term, then in such event, the Tenant shall, at the Tenant’s own expense, promptly prepare and submit the required plans and financial assurances and shall promptly carry out the approved plans.

E. If required by the Element, at no expense to the Landlord, the Tenant shall promptly provide all information requested by the Landlord or NJDEP for preparation of a nonapplicability affidavit, de minimis quantity exemption application, limited conveyance application or other submission and shall promptly sign such affidavits and submissions when requested by the Landlord or NJDEP.

F. Should the Tenant’s operations at the Premises be outside of those industrial operations covered by ISRA, no later than six (6) months prior to expiration of the Lease or any renewal or extension thereof or any closing, terminating, or transfer of operations of the Tenant’s operations, the Tenant shall, at the Tenant’s own expense, obtain a letter of nonapplicability or de minimis quantity exemption from the Element prior to termination of the Term and shall promptly provide the Tenant’s submission and the Element’s exception letter to the Landlord. Should the Tenant not obtain a letter of nonapplicability or de minimis quantity exemption from the Element, then the Tenant shall, at the Landlord’s option, hire a consultant satisfactory to the Landlord to undertake investigation at the Premises sufficient to determine whether or not the Tenant’s operations have resulted in a spill or discharge of a hazardous substance or waste at or around the Premises. The cost of this investigation shall be borne by the Tenant.

G. If the Tenant fails to obtain either: (i) a nonapplicability letter; (ii) a de minimis quantity exemption; (iii) a negative declaration; or (iv) final approval of cleanup; (collectively referred to as “ISRA Clearance”) from the Element; or fails to clean up the Premises pursuant to subparagraph F above, prior to the expiration or earlier termination of the Term, then upon the expiration or earlier termination of the Term, the Landlord shall have the option either to consider the Lease as having ended or to treat the Tenant as a holdover tenant in possession of the Premises. If the Landlord considers the lease as having ended, then the Tenant shall nevertheless be obligated to promptly obtain ISRA Clearance and to fulfill the obligations set forth in subparagraph F above. If the Landlord treats the Tenant as a holdover tenant in possession of the Premises, until such time as the Tenant obtains ISRA Clearance and fulfills its obligations under subparagraph F above, and during the holdover period all of the terms of this Lease shall remain in full force and effect in addition to all statutory remedies available to the available to the Landlord.

H. The Tenant represents and warrants to the Landlord that the Tenant intends to use the Premises solely for the Permitted Use, which operations have the North American Industrial Classification Number as defined by the most recent edition of the North American Industrial Classification Manual published by the Federal Executive Office of the President, Office of Management and Budget . The Tenant represents that the Tenant’s use and occupancy of the Premises will involve the use or creation of hazardous substances or containments. The Tenant’s use of the Premises shall be restricted to the classifications set forth above unless the Tenant, obtains the Landlord’s prior written consent to any change in the Permitted Use of the Premises. Prior to the Commencement Date, the Tenant shall supply to the Landlord an affidavit of an officer of the Tenant (“Officer’s Affidavit”) setting forth the Tenant’s NAICS number and a detailed description of the operations and processes the Tenant will undertake at the Premises, organized in the form of a narrative report. Following Commencement Date, the Tenant shall notify the Landlord by way of Officer’s Affidavit as to any changes in the Tenant’s operation, NAICS number or use or generation of hazardous substances and wastes, including a description and quantification of hazardous substances and wastes to be generated, manufactured, refined, transported, treated, stored, handled or disposed of at the Premises. Notwithstanding the foregoing, Landlord acknowledges that Landlord consents to the use of the Premises or part thereof as a laboratory and manufacturing operations, provided that Tenant complies with all applicable laws. The Tenant shall also supplement and update the Officer’s Affidavit upon each anniversary of the Commencement Date. The Tenant shall not commence or alter any operations at the Premises prior to (i) obtaining all required operating and discharge permits or approvals, including but not limited to air pollution control permits and pollution discharge elimination system permits from NJDEP, from all governmental or public authorities having jurisdiction over the Tenant’s operations or the premises, and (ii) providing copies of permits or approvals to the Landlord.

I. The Tenant shall permit the Landlord and the Landlord’s agents, servants and employees, including but not limited to legal counsel and environmental consultants and engineers, access to the Premises upon reasonable advance notice to the Tenant, including in emergencies, for the purposes of environmental inspections and sampling during regular business hours, or during other hours either by agreement of the parties or in the event of any environmental emergency. The Tenant shall not restrict access to any part of the Premises, and the Tenant shall not impose any conditions to access. In the event that the Landlord’s environmental inspection shall include sampling and testing of the Premises, the Landlord shall use its best efforts to avoid interfering with the Tenant’s use of the Premises, and upon completion of sampling and testing shall repair and restore the affected areas of the Premises from any damage caused by the sampling and testing.

J. Except for the willful or negligent acts of the Landlord, its agents or employees, the Tenant shall indemnify, defend and hold harmless the Landlord from and against all claims, liabilities, losses, damages and reasonable costs, foreseen or unforeseen, including without limitation counsel, engineering and other professional or expert fees, which the Landlord may incur by reason of the Tenant’s action or non-action with regard to Tenant’s obligations under this paragraph.

K. This paragraph shall survive the expiration or earlier termination of this Lease. Tenant’s failure to abide by the terms of this paragraph shall be restrainable by injunction.

L. The Landlord shall be responsible for any required cleanup of any area of the Premises that is not necessitated by the use of the Premises by the Tenant or the actions of Tenant’s, agents, servants, employees or invitees. The Tenant shall not be responsible for any liability resulting from environmental conditions caused by or the responsibility of the Landlord or any of the Landlord’s agents, servants, employees, contractors or invitees or if pre-existing the commencement of this Lease.

M. The Tenant shall promptly supply the Landlord with copies of environmental notices, reports, correspondence and submissions made by the Tenant to any local, state or federal authority which requires submissions of any information concerning environmental matters or hazardous wastes or substances.

N. The Tenant shall promptly notify the Landlord as to any liens threatened or attached against the Premises pursuant to the Spill Act or any other environmental law. In the event that such a lien is filed against the Premises, then the Tenant shall, within thirty days from the date that the lien is placed against the Premises, and at any date prior to the date any governmental authority commences proceedings to sell the Premises pursuant to the lien, either (a) pay the claim and remove the lien from the Premises; or (b) furnish either (i) a bond satisfactory to the landlord in the amount of the claim out of which the lien arises, (ii) a cash deposit in the amount of the claim out of which the lien arises, or (iii) other security satisfactory to the Landlord in an amount sufficient to discharge the claim out of which the lien arises, or (iv) otherwise dispose of such lien as permitted by law in no more than thirty (30) days. Landlord represents and warrants that the Premises, building and land are clean as of the Occupancy Date.

O. The Tenant shall comply with all terms and conditions of this Lease including but not limited to Section 8.

P. The Tenant shall not install any underground storage tank for the storage of any substance whatsoever without the written consent of the Landlord, which consent may not be unreasonably withheld by Landlord. Notwithstanding the previous sentence, the two existing underground tanks previously installed prior to the date of this Lease have been approved by the Landlord. At the request of the Landlord, the Tenant agrees to remove any underground storage tanks installed by the Tenant, but only after the Termination Date of the Lease.

12. LANDLORD’S SERVICES. Provided the Tenant is not in default under any of the covenants, terms, conditions or provisions of this Lease beyond the applicable grace period provided herein, the Landlord shall furnish the following services:

A. Cold and hot water at standard building temperatures to the Premises and all lavatories, public or private, for ordinary drinking, cleaning, sanitary and lavatory purposes.

B. Subject to Section 46, maintenance of the structure and the roof of the Building as well as all of the windows of the Building, whereas the Landlord shall bear the cost solely to the standard of an office building, as opposed to Tenant’s specific manufacturing use of the Premises at any specific time, with the Tenant bearing all necessary additional costs for such maintenance pursuant to its specific manufacturing use of the Premises. If and to the extent that Tenant’s specific manufacturing use of the Premises at any time causes the Premises or the Building to be damaged beyond normal and ordinary wear and tear typically experienced by a Building used solely for office use, Tenant shall be responsible for the cost to maintain or repair the Building to the condition the Building should be in, had its use been limited to office use.

C. Electric current, with the understanding, however, that the Minimum Rent described in the Preamble to this Lease does not include the cost of electricity consumed by the Tenant in the Premises.

D. The Landlord shall not in any way be responsible or liable to the Tenant at any time for any loss, damage, or expense resulting from any change in the quantity or character of the electric service or for its being no longer suitable for the Tenant’s requirements or from any cessation or interruption of the supply or current, nor shall any such loss, damage or expense, or non-tenancy or in any way relieve the Tenant of any obligation under the terms of this Lease.

E. The Tenant shall have access to the Premises 24 hours a day, 7 days a week.

F. The Landlord reserves the right, without being liable to the Tenant and without abatement or diminution in Rent, to suspend, delay or stop any of the building services to be furnished and provided by the Landlord under this Lease whenever necessary by reason of fire, storm, explosion, strike, lockout, labor dispute, casualty or accident, lack or failure of sources of supply of labor or fuel (or inability in the exercise of reasonable diligence to obtain any required fuel), acts of God or the public enemy, riots, interferences by civil or military authorities in compliance with the laws of the United States of America or with the laws, orders or regulations of any governmental authority, or by reason of any other cause beyond the Landlord’s control, or for emergency, or for inspection, cleaning, repairs, replacements, alterations, improvements or renewals which in the Landlord’s reasonable judgment are desirable or necessary to be made. The Landlord agrees, however, to use its best efforts and to act with all due diligence to restore or have restored any services which may be suspended, delayed or stopped pursuant to this subparagraph F.

G. Except for the willful or negligent acts of the Tenant, its agents or employees, Landlord shall indemnify, defend and hold harmless the Tenant against and from any and all claims by or on behalf of any person or persons, firm or firms, corporations, arising from the conduct or management of or from any work or thing whatsoever done by or on behalf of the Landlord in or about the Premises as well as from the use and occupancy of the Premises by the Landlord, and further indemnify, defend and hold the Tenant harmless against and from any and all claims arising from any breach or default on the part of the Landlord in the performance of any covenant or agreement on the part of the Landlord to be performed pursuant to the terms of this Lease, or arising from any act or negligence of the Landlord, or any of its agents, contractors, servants, employees or licensees, and from and against all costs, counsel fees, expenses and liabilities incurred in or about any such claim or action or proceeding brought thereon; and in case any action or proceeding be brought against the Tenant by reason of any such claim, the Landlord, upon notice from the Tenant, covenants to resist or defend at the Landlord’s expense such action or proceeding by counsel reasonably satisfactory to the Tenant.

13. ASSIGNMENT, SUBLETTING, ETC. The Tenant, for itself, its heirs, executors, administrators, successors and assigns expressly covenants that it shall not assign, mortgage or encumber this Lease. Notwithstanding the immediately preceding sentence, Tenant may assign this Lease with the prior written consent of the Landlord, which consent shall not be unreasonably withheld, conditioned, or delayed, and Tenant may at any time during the Term of the Lease, in its sole and absolute discretion, sublease the Premises, or any part thereof, without obtaining the consent of the Landlord.

14. LANDLORD’S RIGHTS. Without abatement or diminution in Rent, the Landlord reserves and shall have the following additional rights:

A. To approve in writing all signs and all sources furnishing sign painting and lettering used in the Premises and to approve all sources furnishing cleaning services, painting, repairing and maintenance, which approvals shall not be unreasonably withheld or delayed.

B. To enter the Premises at all reasonable times with notice (1) for the making of such inspections, alterations, improvements and repairs, as the Landlord may deem reasonably necessary or desirable, (2) for any purpose whatsoever relating to the safety, protection or preservation of the Premises or of the Building, and (3) to take material into and upon Premises. If a representative of the Tenant shall not be personally present to open and permit an entry into the Premises at any time when an entry shall be reasonably necessary or permissible hereunder, the Landlord or its agents may enter, in cases of emergency, forcibly enter the same without rendering the Landlord or its agents liable therefor (provided that, during such entry, reasonable care shall be accorded to avoid damage or injury to the Tenant’s property), and without in any manner affecting the obligations and covenants of this Lease. Without incurring any liability to the Tenant, the Landlord may permit access to the Premises and upon the same, whether or not the Tenant shall be present, upon demand of any receiver, trustee, assignee for the benefit of creditors, sheriff, marshal or court officer entitled to, or reasonably purporting to be entitled to, such access for the purpose of taking possession of, or removing, the Tenant’s property or for any other lawful purpose (but this provision and any action by the Landlord hereunder shall not be deemed a recognition by the Landlord that the person or official making such demand has any right or interest in or to this Lease, or in or to the Premises), or upon demand of any representative of the fire, police, building, sanitation or other department of the city, state or federal governments.

C. At any time or times the Landlord, either voluntarily or pursuant to governmental requirement, may, at the Landlord’s own expense, make repairs, alterations or improvements in or to the Building or any part thereof and during alterations, may close entrances, doors, windows, corridors, elevators or other facilities, provided that such acts shall not unreasonably interfere with the Tenant’s use and occupancy of the Premises.

D. To erect, use and maintain pipes, ducts, shafts and conduits in and through the Premises, provided same do not unreasonably interfere with the Tenant’s use and occupancy of the Premises.

E. To charge to the Tenant any expense, as Additional Rent, including overtime cost, incurred by the Landlord in the event that repairs, alterations, decorating or other work in the Premises are made or done after ordinary business hours at the Tenant’s request.

F. To grant to anyone the exclusive right to conduct any particular business or undertaking in the complex, provided that the Tenant’s Permitted Use of the Premises shall not be adversely affected thereby.

The Landlord may reasonably exercise any or all of the foregoing rights thereby reserved to the Landlord without being deemed guilty of an eviction, actual or constructive, or disturbance or interruption of the Tenant’s use or possession and without limitation or abatement of Rent or other compensation and such acts shall have no effect on this Lease.

15. DAMAGE BY FIRE, ETC.

A. If the entire Premises or any part thereof shall be damaged by fire or other casualty and the Tenant shall give prompt written notice thereof to the Landlord, the Landlord shall proceed with reasonable diligence to repair or cause to be repaired such damage, and if the Premises, or any part thereof, shall be rendered untenantable by reason of such damage, the Rent hereunder, or any amount thereof apportioned according to the area of the Premises so rendered untenantable if less than the entire Premises shall be so rendered untenantable, shall be abated for the period from the date of such damage to the date when the damage shall have been repaired as aforesaid. The Landlord shall not be liable for any inconvenience or annoyance to the Tenant or injury to the business of the Tenant resulting in any way from such damage or the repair thereof. The Tenant understands that the Landlord will not carry insurance of any kind on the Tenant’s furniture or furnishings or on any fixtures, equipments, improvements, installations or appurtenances made or removable by the Tenant as provided in this Lease, and that the Landlord shall not be obligated to repair any damage thereto or replace the same.

B. In case the Building shall be so damaged by such fire or other casualty that the Building cannot be restored within one hundred eighty (180) days of the date of such fire or other casualty, then the Landlord or the Tenant may, at its option, terminate this Lease and the Term and estate hereby granted by notifying the other in writing of such termination within sixty (60) days after the date of such damage. In the event that such a notice of termination shall be given, this Lease and the Term and estate hereby granted shall expire as of the date of such termination with the same effect as if that were the Termination Date, and the Rent payable hereunder shall be apportioned as of the date Tenant was unable to occupy the Building.

C. Intentionally Omitted Prior to Execution.

D. Landlord and Tenant mutually waive and release their respective rights of recovery against each other, and against the officers, directors, partners, members, shareholders, employees, agents, tenants and subtenants of the other, directly or by way of subrogation or otherwise, for any claim, and for any loss of, or damage to, either party’s property, any party’s business or operations and/or any personal injury to the extent that such claim, loss, damage or injury results from a cause of loss which is covered by any property or CGL insurance actually maintained by a party or which would have been covered by any property or CGL insurance required pursuant to the terms of this Lease. Such waiver or release shall include any deductible, retention and self-insured loss or damage. Such waiver or release shall be effective without regard to whether such required policy was in effect and without regard to the availability of coverage or limits of liability under any such policy. Each party shall obtain any special endorsements required by its insurer to allow such waiver of rights of subrogation but the failure to obtain same shall not impair the effectiveness of this waiver and/or release between Landlord and Tenant. Any cost for a special endorsement shall be paid for by the party obligated to pay for the required insurance policy hereunder. This clause shall not apply to any claim for willful misconduct or intentional acts which are not covered by the required insurance.

E. For the purposes of this Section 15, any and all equipment and/or systems providing services to the Premises, whether located inside or outside of the confines of the Premises, shall be treated as part of the Premises.

16. CONDEMNATION

A. In the event that more than ten percent (10%) of the Premises shall be lawfully condemned or taken in any manner for any public or quasi-public use, this Lease and the Term and estate hereby granted shall forthwith cease and terminate as of the date of vesting of title. In the event that ten percent (10%) of the parking spaces which form part of the Land shall be so condemned or taken, then the Tenant may, at the Tenant’s option, terminate this Lease and the Term and estate hereby granted as of the date of such vesting of title by notifying the Landlord in writing of such termination within sixty (60) days following the date on which the Landlord shall have received notice of vesting of title. If Tenant does not so elect to terminate this Lease, as a foresaid, this Lease shall be and remain unaffected by such condemnation or taking and the Rent payable hereunder shall be equitably abated. In the event that only a part of the Building shall be so condemned or taken and this Lease and the Term and estate hereby granted are not terminated as hereinbefore provided, the Landlord will, with reasonable diligence and at its expense, restore the remaining portion of the Building or parking lot as nearly as practicable to the same condition as it was in prior to such condemnation or taking at Landlord’s sole expense.

B. In the event of their termination in any of the cases hereinbefore provided, this Lease and the Term and estate hereby granted shall expire as of the date of such termination with the same effect as if that were the Termination Date of this Lease, and the Minimum Rent and Additional Rent payable hereunder shall be apportioned as of such date.

C. In the event of any condemnation or taking hereinbefore mentioned of all or a part of the Premises, the Landlord (or the mortgagee of any interest in the Land and/or the Building, if pursuant to the terms of the mortgage, or if pursuant to law, mortgagee is entitled to receive all or a portion of the condemnation award), shall be entitled to receive the entire award in the condemnation proceeding, including any award made for the value of the estate vested by this Lease in the Tenant, and the Tenant hereby expressly assigns to the Landlord or to the mortgagee, as provided above, any and all right, title and interest of the Tenant now or hereafter arising in or to any such award or any part thereof. The Tenant shall not be entitled to receive any part of such award from the Landlord, the mortgagee, or the condemning authority, except that the Tenant shall have the right to assert a claim against the condemning authority for the value of fixtures and equipment installed and paid for by the Tenant and for relocation expenses.

D. It is expressly understood and agreed that the provisions of this Section 16 shall not be applicable to any condemnation or taking for governmental occupancy for a limited period.

17. COMPLIANCE WITH LAWS. The Tenant, at the Tenant’s expense, shall comply with all laws and ordinances, and all rules, orders and regulations of all governmental authorities and of all insurance bodies, at any time duly issued or in force, applicable to the Premises or any part thereof or to the Tenant’s use thereof.

18. DAMAGE TO PROPERTY.

A. The Tenant shall give to the Landlord prompt written notice of any damage to, or defective condition in, any part or appurtenance of the Building’s Structural Elements (as defined in Section 43.A.), and the damage or defective condition shall be remedied by the Landlord with reasonable diligence, provided, however, that if any such damage or defective condition was caused by, or resulted from, Tenant or Tenant’s employees, licensees or invitees, the reasonable cost of the remedy thereof shall be paid by Tenant as Additional Rent upon the rendition of a bill indicating the reasonable amount due therefor.

B. All personal property belonging to the Tenant, its servants, employees, suppliers, consignors, customers, licensees, located in or about the Premises shall be there at sole risk of the Tenant and neither the Landlord nor the Landlord’s agents shall be liable for the theft, loss or misappropriation thereof nor for any damage or injury thereto except to the extent that such claims are due to the willful acts or negligence of Landlord, its agents or employees, nor shall the Landlord be considered the voluntary or involuntary bailee of such personal property, nor for damage or injury to the Tenant or any of its officers, agents or employees or to any other persons or to any other property caused by fire, explosion, water, rain, snow, frost, steam, gas, electricity, heat or cold, dampness, falling plaster, sewers or sewage odors, noise, leaks from any part of said Building or the roof, the bursting or leaking of pipes, plumbing, electrical wiring and equipment and fixtures of all kinds, or by any act or neglect of other tenants or occupants of the complex or of any other person.

C. All damage or injury to the Premises or to its fixtures, appurtenances and equipment or to the Building caused by the Tenant’s moving property in or out of the Building or by installation or removal of furniture, fixtures or other property or from any cause of any kind or nature whatsoever of which the Tenant, its servants, employees, agents, visitors or licensees shall be the cause, shall be repaired, restored and replaced promptly by the Tenant at its sole cost and expense, in quality and class at least equal to the original work or installations, and to the satisfaction of the Landlord. If the Tenant fails to make such repairs, restorations or replacements, the same may be made by the Landlord for the account of the Tenant and the cost thereof shall be collectible as Additional Rent or otherwise after rendition of a bill or statement and payable simultaneously with the next monthly installment of Rent due and payable hereunder.

19. SUBORDINATION.

A. This Lease is subject and subordinate in all respects to all ground leases and/or underlying leases now or hereafter covering the Land and to all mortgages which may now or hereafter be placed on or affect such leases and/or the Land, Buildings, improvements, or any part thereof and/or the Landlord’s interest therein, and to each advance made and/or hereafter to be made under any such mortgages, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions of and for such ground leases and/or underlying leases and/or mortgages. This Section 19.A. shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, the Tenant shall execute and deliver promptly any instrument that the Landlord and/or any mortgagee and/or the lessor under any ground or underlying lease and/or their respective successors in interest may request, provided that Tenant is given a non-disturbance agreement from such mortgagee or lessor by which such mortgagee or lessor agrees to recognize Tenant as the Tenant under this Lease provided that Tenant complies with the terms hereof.

B. The Tenant agrees, at the election and upon demand of any owner of the Land, or of any mortgagee in possession thereof, or of any holder of a leasehold hereafter affecting the Land, to attorn, from time to time, to any such owner, mortgagee or holder, upon the terms and conditions set forth herein for the remainder of the Term of this Lease, provided that the holder or any owner of the Land or any mortgage shall have acknowledged and agreed that Tenant’s rights under this Lease shall not be extinguished, limited or in any way affected to any foreclosure or other enforcement proceeding so long as Tenant is not in default under this Lease subject to applicable grace periods. The foregoing provisions shall inure to the benefit of any such owner, mortgagee or holder, shall apply to the tenancy of the Tenant and shall be self-operative upon any such demand, without requiring any further instrument to give effect to said provisions. The Tenant, however, upon demand of any such owner, mortgagee or holder, agrees to execute, from time to time, an instrument in confirmation of the foregoing provisions, satisfactory to such owner, mortgagee or holder, in which the Tenant shall acknowledge such attornment and shall set forth the terms and conditions of its tenancy, which shall be the same as those set forth herein and shall apply for the remainder of the Term of this Lease, provided that said owner, mortgagee or holder acknowledges Tenant’s rights under this Section 19.B. Nothing contained in this Section 19.B. shall be construed to impair any right, privilege or option of any such owner, mortgagee or holder, except as aforesaid.

C. The Tenant agrees that in the event the interest of the Landlord becomes vested in the holder of any mortgagee or in any ground lessor, or in anyone claiming by, through or under either of them, then such holder shall not be:

(1) liable for any act or omission of any prior landlord (including the landlord herein); or

(2) subject to any offsets or defenses which the Tenant may have against any prior landlord (including the Landlord herein) except as otherwise permitted under Section 3.C; or

(3) bound by any Rent which the Tenant may have paid for more than the current month to any landlord (including the Landlord herein).

D. No alteration or modification of any provision hereof, or any cancellation or surrender of this Lease shall be valid or binding as against any holder of any mortgage unless the same shall have been approved in writing by such holder, or unless specific provision therefor is set forth in this Lease.

E. The Tenant agrees that, upon the request of the Landlord, the Tenant will execute, acknowledge and deliver such document or instrument as may be reasonably requested by the holder of any such mortgage on the Landlord’s interest in the Land and/or the building confirming or agreeing that this Lease is assigned to such mortgagee as collateral security for such mortgage and agreeing to abide by such assignment, provided that a copy of such assignment has in fact been delivered to the Tenant.

20. QUIET ENJOYMENT AND NON-DISTURBANCE. Tenant, upon paying the Rent herein reserved and performing and observing all of the other terms, covenants and conditions of this Lease on Tenant’s part to be performed and observed, shall peaceably and quietly have, hold and enjoy the Premises during the Term, subject, nevertheless, to the terms of this Lease and to any mortgages, ground or underlying lease, agreements and encumbrances to which this Lease is or may be subordinate. However, as a condition to Tenant’s obligation to subordinate this Lease to any such mortgage, ground or underlying lease, agreement or encumbrance entered into by Landlord after the date hereof, Landlord shall obtain a non-disturbance agreement in form reasonably acceptable to Tenant from the holder thereof.

21. NOTICES. Any notice, consent, approval, request or demand hereunder by either party to the other party shall be in writing and shall be deemed to have been duly given if sent by registered or certified mail with return receipt requested, postage prepaid, or by nationally recognized overnight receipted delivery service, addressed to the Landlord at the following address: 125-E Gaither Drive, Mount Laurel, New Jersey 08054, and addressed to the Tenant at the following address: Integra LifeSciences Corporation, 311 Enterprise Drive, Plainsboro, NJ 08536, Attn.: Richard D. Gorelick, Corporate Vice President, General Counsel, Administration and Secretary with a required copy sent to Tenant at the same address, Attn.: Kevin Breeden, Senior Vice President, Operations, or such other address as is provided to the Landlord in writing, or if the address of such other party for such notices, consents, approvals, requests or demands shall have been duly changed as hereinafter provided, if mailed, as aforesaid, to such other party at such changed address. Facsimile transmission may be used but shall not be a substitute for the aforementioned methods of delivery. Either party may at any time change the address for such notices, consents, approvals, requests or demands by delivering or mailing, as aforesaid, to the other party a notice stating the change and setting forth the changed address. If the term “Tenant” as used in this Lease refers to more than one person, any notice, consent, approval, request or demand given as aforesaid to any one of such persons shall be deemed to have been duly given to the Tenant. All bills, statements and building communications from the Landlord to the Tenant may be served by ordinary mail or otherwise delivered to the Tenant at this address. For the purpose of hereof, the term “Building Communications” shall be deemed to be any notices not specifically referred to in this Lease which relate to the operation or maintenance of the Building, including amendments to the Rules and Regulations. The time of rendition of any bill, statement or Building Communication and of the giving of any other notice, consent, approval, request or demand shall be deemed to be the time when the same is received by the Tenant, at this address.

22. CONDITIONS OF LIMITATION. This Lease and the Term and the estate hereby granted are subject to the limitation that if prior to or during the Term of this Lease:

A. The Tenant shall make an assignment of its property for the benefit of creditors or shall file a voluntary petition under any bankruptcy or insolvency law, or an involuntary petition under any bankruptcy or insolvency law shall be filed against the Tenant and such involuntary petition is not dismissed within sixty (60) days after the filing thereof.

B. A petition is filed by or against the Tenant under the reorganization provisions of the United States Bankruptcy Code or under the provisions any law of like import, unless such petition under said reorganization provisions be one filed against the Tenant which is dismissed within sixty (60) days after its filing.

C. The Tenant shall file a petition under the arrangement provisions of the United States Bankruptcy Code or under the provisions of any law of like import.

D. A permanent receiver, trustee or liquidator shall be appointed for the Tenant or of or for the property of the Tenant, and such receiver, trustee or liquidator shall not have been discharged within sixty (60) days from the date of his appointment.

E. The Tenant shall default in the payment of any Rent payable hereunder by the Tenant to the Landlord on any date upon which the same becomes due, and such default shall continue for ten (10) days after the Landlord shall have given to the Tenant a written notice specifying such default, provided that Landlord shall only be required to give such default notice for the failure to pay rent twice in any one year of the Lease and four times, in the aggregate over the term of this Lease.

F. The Tenant shall default in the due keeping, observing or performance of any covenant, agreement, term, provision or condition of this Lease on the part of the Tenant to be kept, observed or performed, other than a default for the payment of Rent, as set forth in Section 22.E. and if such default shall continue and shall not be remedied by the Tenant within thirty (30) days after the Landlord shall have given to the Tenant a written notice specifying the same, or, in the case of such a default which for causes beyond the Tenant’s control cannot with due diligence be cured within said period of thirty (30) days, if the Tenant (1) shall not, promptly upon giving of such notice, advise the Landlord in writing of the Tenant’s intention to duly institute all steps necessary to remedy such default, (2) shall not duly institute and thereafter diligently prosecute to completion all steps necessary to remedy the same, or (3) shall not remedy the same within a reasonable time after the date of the giving of said notice by the Landlord.

G. Any event shall occur or any contingency shall arise whereby this Lease or the estate hereby granted or the unexpired balance of the Term hereof would, by operation of law or otherwise, devolve upon or pass to any person, firm, association or corporation other than the Tenant except as expressly permitted under Section 22.E. hereof, or whenever the Tenant shall desert or abandon the Premises or the same shall become vacant (whether the keys be surrendered or not and whether the Rent be paid or not).

H. Any other lease held by the Tenant from the Landlord shall expire and terminate (whether or not the Term thereof shall then have commenced) as a result of the default by the Tenant thereunder;

Then, in any of said cases, the Landlord may give to the Tenant a notice of intention to end the Term of this Lease at the expiration of fifteen (15) days from the date of the giving of such notice, and, in the event such notice is given, this Lease and the Term and estate hereby granted (whether or not the Term shall theretofore have commenced) shall expire and terminate upon the expiration of said fifteen (15) days with the same effect as if that day were the date hereinbefore set for the expiration of the Term of this Lease, but the Tenant shall remain liable for damages as provided in Section 24 hereof.

23. RE-ENTRY BY LANDLORD.

A. If the Tenant shall default in the payment of any Rent payable hereunder by the Tenant to the Landlord on any date upon which the same becomes due, and if such default shall continue for thirty (30) days or if this Lease shall expire and terminate as in Section 22 provided, the Landlord, or the Landlord’s agents and servants may immediately or at any time thereafter re-enter into or upon the Premises, or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law, or by force or otherwise, without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any persons therefrom, to the end that the Landlord may have, hold and enjoy the Premises again as and of its first estate and interest therein. The words “reenter”, “re-entry” and “re-entered” as used in this Lease are not restricted to their technical legal meanings. In the event of the termination of this Lease under the provisions of Section 22, or in the event that the landlord shall re-enter the Premises under the provisions of this Section 23 or in the event of the termination of this Lease (or of re-entry) by or under any summary dispossess or other proceeding or action or any provision of law, the Tenant shall thereupon pay to the Landlord the Rent payable hereunder by the Tenant to the Landlord up to the time of such termination of this Lease, or of such recovery of possession of the Premises by the Landlord, as the case may be, and shall also pay to the Landlord damages as provided in Section 24.

B. In the event of a breach or threatened breach on the part of the Tenant with respect to any of the covenants, agreements, terms, provisions or conditions on the part of or on behalf of the Tenant to be kept, observed or performed, the Landlord shall also have the right of injunction. The specified remedies to which the Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies or means of redress to which the Landlord may lawfully be entitled at any time, and the Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not herein provided for.

C. In the event of (1) the termination of this Lease under the provisions of Section 22 hereof, (2) the re-entry of the Premises by’ the Landlord under the provisions of this Section 23, or (3) the termination of this Lease (or re-entry) by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of the Tenant, the Landlord shall be entitled to retain all moneys, if any, paid by the Tenant to the Landlord, whether as advance Rent or otherwise, but such moneys shall be credited by the Landlord against any Rent due from the Tenant at the time of such termination or re-entry or, at the Landlord’s option, against any damages payable by the Tenant under Section 24 or pursuant to law.

24. DAMAGES.

A. In the event of any termination of this Lease under the provisions of Section 22 or in the event that the Landlord shall re-enter the Premises under the provisions of Section 23 or in the event of the termination of this Lease (or of re-entry) by or under any summary dispossess or other proceeding or action or any provision of law, the Tenant will pay to the Landlord as damages, at the election of the landlord, either:

(1) A sum which at the time of such termination of this Lease or at the time of any such re-entry by the Landlord, as the case may be, represents the excess, if any, of (i) the aggregate of all Rent which would have been payable hereunder by the Tenant had this Lease not so terminated for the period commencing with such earlier termination of this Lease or the date of any such re-entry, as the case may be, and ending with the date hereinbefore set for the expiration of the full Term hereby granted (not including the Renewal Term, if it was not exercised), over (ii) the aggregate of all Rent of the Premises for the same period based upon the then local market rental value of the Premises; or

(2) Sums equal to the aggregate of all Rent which would have been payable by the Tenant had this Lease not so terminated, or had the Landlord not so re-entered the Premises, payable upon the due dates therefor specified herein following such termination or such re-entry and until the date hereinbefore set for expiration of the full Term hereby granted; provided, however, that if the Landlord shall re-let all or any part of the Premises for all or any part of said period, the Landlord shall credit the Tenant with the net Rents received by the Landlord from such re-letting, such net Rents to be determined by first deducting from the gross Rents as and when received by the Landlord from such re-letting the reasonable expenses incurred or paid by the Landlord in terminating this Lease or of re-entering the Premises and of securing possession thereof, as well as the reasonable expenses of re-letting, including altering and preparing the Premises for new tenants, brokers’ commissions and all other similar or dissimilar expenses properly chargeable against the Premises and the rental therefrom in connection with such re-letting, it being understood that any such re-letting may be for a period equal to or shorter or longer than the remaining Term of this Lease; provided, further, that (i) in no event shall the Tenant be entitled to receive any excess of such net Rents over the sums payable by the Tenant to the Landlord hereunder, (ii) in no event shall the Tenant be entitled in any suit for the collection of damages pursuant to this subsection (2) to a credit in respect of any net Rents from a re-letting except to the extent that such net Rents are actually received by the Landlord prior to the commencement of such suit, and (iii) if the Premises or any part thereof should be re-let in combination with other space, then proper apportionment on a square foot area basis shall be made of the Rent received from such re-letting and of the expenses of re-letting.

B. For the purposes of Section 24.A., the amount of Additional Rent which would have been payable by the Tenant under Section 5 hereof for such lease year and/or tax year (as those terms are herein defined) ending after such termination of this Lease or such re-entry shall be deemed to be an amount equal to the amount of such Additional Rent payable by the Tenant for the lease year and/or tax year (as the case may be) ending immediately preceding such termination of this Lease or such reentry. Suit or suits for the recovery of such damages, or any installments thereof, may be brought by the Landlord from time to time at its election, and nothing contained herein shall be deemed to require the Landlord to postpone suit until the date when the Term of this Lease would have expired if it had not been terminated under the provisions of Section 22, or under any provision of law, or had the Landlord not re-entered the Premises.

C. Nothing herein contained shall be construed as limiting or precluding the recovery by the Landlord against the Tenant of any sums or damages to which, in addition to the damages particularly provided above, the Landlord may lawfully be entitled by reason of any default hereunder on the part of the Tenant.

D. Notwithstanding the foregoing, in the event Landlord re-enters the Premises and/or dispossesses Tenant under Sections 22 or 23, Landlord shall use its reasonable efforts to re-let the Premises.

25. LEASE CONTAINS ALL AGREEMENTS. This Lease contains all of the covenants, terms, provisions and conditions relating to the leasing of the Premises hereunder, and the Landlord has not made and is not making, and the Tenant, in executing and delivering this Lease is not relying upon, any warranties, representations, promises, or statements, except to the extent that the same may expressly be set forth in this Lease.

26. NO WAIVERS.

A. No receipt of money by the Landlord from the Tenant with knowledge of the breach of any covenant or agreement of this Lease, or after the termination hereof, or after the service of any notice, or after the commencement of any suit, or after final judgment for possession of the demised Premises, shall be deemed a waiver of such breach, nor shall it reinstate, continue or extend the Term of this Lease or affect any such notice, demand or suit.

B. No delay on the part of the Landlord or the Tenant in exercising any right, power or privilege hereunder or to seek redress for violation of, or to insist upon strict performance of any covenant or condition of this Lease, or of any of the Rules and Regulations, shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege, preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

C. No act done or thing said by the Landlord or the Landlord’s agents shall constitute a cancellation, termination or modification of, or eviction or surrender under, this Lease, or a waiver of any covenant, condition or provision hereof, nor relieve the Tenant of the Tenant’s obligation to pay the Rent hereunder. Any acceptance of surrender, waiver or release by the Landlord and any cancellation, termination or modification of this Lease must be in writing signed by the Landlord by its duly authorized representative. The delivery of keys to any employee or agent of the Landlord shall not operate as a surrender or as a termination of this Lease, and no such employee or agent shall have any power to accept such keys prior to the termination of this Lease.

D. The Tenant hereby expressly waives service of any notice of the Landlord’s intention to re-enter. The Tenant hereby further waives any and all rights to recover or regain possession of the demised Premises or to reinstate or to redeem the Lease as permitted or provided by or under any statute, law or decision now or hereafter in force and effect.

E. No failure by the Landlord to enforce any of the Rules and Regulations against the Tenant and/or any other tenant or occupancy of the Building shall be deemed a waiver thereof. No provision of this Lease shall be deemed waived by the Landlord unless such waiver be in writing signed by the Landlord.

F. No payment by the Tenant or receipt by the Landlord of a lesser amount than the Rent herein stipulated and reserved shall be deemed to be other than on account of the earliest stipulated Rent then due and payable, nor shall any endorsement or statement on any check, or letter accompanying any Rent check or payment be deemed an accord and satisfaction, and the Landlord may accept the same without prejudice to the Landlord’s right to recover any balance due or to pursue any other remedy in this Lease provided.

27. PARTIES BOUND. The covenants, agreements, terms, provisions and conditions of this Lease shall bind and benefit the respective successors, assigns and legal representatives of the parties hereto with the same effect as if mentioned in each instance where a party hereto is named or referred to, except that no violation of the provisions of Section 26 shall operate to vest any rights in any successor, assignee or legal representative of the Tenant and that the provisions of this Section 27 shall not be construed as modifying the conditions of limitation contained in Section 22 hereof. It is understood and agreed, however, that the covenants and obligations on the part of the Landlord under this Lease shall not be binding upon the Landlord herein named with respect to any period subsequent to the transfer of its interest in the Building, that in the event of such transfer said covenants and obligations shall thereafter be binding upon each transferee of such interest of the Landlord herein named, but only with respect to the period ending with a subsequent transfer of such interest, and that a lease of the entire interest shall be deemed a transfer within the meaning of this Section 27.

28. CURING TENANT’S DEFAULTS. If the Tenant shall default in the performance of any covenant, agreement, term, provision or condition herein contained, the Landlord, without thereby waiving such default, may perform the same for the account and at the expense of the Tenant, without notice in case of an emergency and in any other case if such default continues after the expiration of the applicable grace period provided for in Section 22 of this Lease. Bills for any expense incurred by the Landlord in connection with any such performance by the Landlord for the account of the Tenant, and bills for all costs, expenses and disbursements of every kind and nature whatsoever, including, but not limited to, reasonable counsel fees, involved in collecting or endeavoring to collect the Rent or any part thereof or enforcing or endeavoring to enforce any rights against the Tenant, under or in connection with this Lease, or pursuant to law, including (without being limited to) any such cost, expense and disbursement involved in instituting and prosecuting summary proceedings, as well as bills for any property, material, labor or services provided, furnished or rendered, or caused to be provided, furnished or rendered, by the Landlord to the Tenant, including (without being limited to), electric lamps and other equipment, construction work done for the account of the Tenant, as well as for any charges for any additional building services incurred under the terms of this Lease and any charges for other similar or dissimilar services incurred under this Lease, may be sent by the Landlord to the Tenant monthly, or immediately, at the Landlord’s option, and shall be due and payable in accordance with the terms of said bills, and if not paid when due, the amounts thereof shall immediately become due and payable as Additional Rent under this Lease.

29. MISCELLANEOUS.

A. The Tenant shall not be entitled to exercise any right of termination or other option granted to it by this Lease at any time when the Tenant is in default in the performance or observance or any of the covenants, agreements, terms, provisions or conditions on its part to be performed or observed beyond the applicable grace period provided in this Lease.

B. The laws of the State of New Jersey shall govern the validity, performance and enforcement of this Lease. The invalidity or unenforceability of any provision hereof shall not affect or impair any other provision.

C. Whenever a neutral singular pronoun refers to the Tenant, same shall be deemed to refer to the Tenant if the Tenant be an individual, a corporation, a partnership or two or more individuals or corporations.

D. The term “Landlord” as used in this Lease shall mean the owner for the time being of the Building, and if such Building be sold or transferred, the seller or assignor shall be entirely relieved of all covenants and obligations under this Lease subsequent to such sale or transfer and it shall be deemed, without further agreement between the parties hereto and their successors, that the purchaser on such sale has assumed and agreed to carry out all covenants and obligations of the Landlord arising on and after such sale or transfer.

E. The words “herein”, “hereof”, “hereunder”, “hereafter” and words of similar import refer to this Lease as a whole and not to any particular section or subdivision thereof.

F. Unless otherwise set forth herein, whenever the Landlord’s consent or approval is required under this Lease, the Landlord agrees that such consent or approval shall not be unreasonably withheld or delayed at such times as the Tenant is not in default in the performance of any of its obligations under this Lease beyond the applicable grace period provided herein. This paragraph shall not apply to any provision in this Lease which expressly permits the Landlord to arbitrarily withhold its consent or approval.

G. Any brokers’ or similar fees, commissions or expenses incurred in connection with this Lease shall be paid by the Landlord, and Tenant shall have no obligation or liability with respect thereto. Landlord and Tenant each represents and warrants to the other that such party has had no dealings, negotiations or consultations with respect to the Premises or this transaction with any broker or finder; and that except for Abner Levy, to whom Landlord shall be responsible for the payment of a commission or fee, if any, no broker or finder called the Premises to Tenant’s attention for lease or took any part in any dealings, negotiations or consultations with respect to the Premises or this Lease

30. INABILITY TO PERFORM. This Lease and the obligations of the Tenant to pay Rent hereunder and perform all of the other covenants, agreements, terms, provisions and conditions hereunder on the part of the Tenant to be performed shall in no way be affected, impaired or excused because the Landlord is unable to fulfill any of its obligations under this Lease or is unable to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make or is delayed in making any repairs, replacements, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if the Landlord is prevented or delayed from so doing by reason of strikes or labor troubles or any other similar or dissimilar cause whatsoever beyond the Landlord’s control, including, but not limited to, governmental preemption in connection with a national emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any governmental agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency, or by reason of any fire or other casualty or act of God.

31. ABANDONED PERSONAL PROPERTY. Any personal property (other than any fixture, equipment, improvement, installation or appurtenance of the character referred to in Section 9 hereof), which shall remain in the Premises or any part thereof after the expiration or termination of the Term shall be deemed to have been abandoned, and either may be retained by the Landlord as its property or may be disposed of in such manner as the Landlord may see fit; provided, however, that notwithstanding the foregoing, the Tenant will, upon request of the Landlord made not later than ten (10) days after the expiration or termination of the Term hereof, promptly remove from the Building any such personal property at the Tenant’s own cost and expense. If such personal property or any part thereof shall be sold by the Landlord, the Landlord may receive and retain the proceeds of such sale as the Landlord’s property.

32. ARTICLE HEADINGS. The Article headings of this Lease are for convenience only and are not to be considered in construing the same.

33. HOLDING OVER. If the Tenant fails to notify Landlord of its intention to extend the Term of the Lease in accordance with Section 2 hereof, within the specific time set forth therein, and retains possession of the demised Premises or any part thereof after the then Termination Date by lapse of time, failure to give timely notice to extend or otherwise, without prior written approval of the Landlord, the Tenant shall pay the Landlord the then Minimum Rent at the rate specified in Section 4 as increased by the full CPI, together with Additional Rent and other charges as provided herein, for the time the Tenant thus remains in possession, and, in addition thereto, shall pay the Landlord all damages, consequential as well as direct, sustained by reason of the Tenant’s retention of possession. If the Tenant remains in possession of the demised Premises, or any part thereof, after the then Termination Date by lapse of time, failure to give timely notice to extend or otherwise, such holding over shall, at the election of the Landlord expressed in a written notice to the Tenant and not otherwise, constitute an extension of this Lease on a month to month basis at the Minimum Rent as increased by the full CPI payable by the Tenant on the first day of each and every month, together with Additional Rent and other charges as provided herein. The provisions of this Section 33 do not exclude the Landlord’s rights of re-entry or any other right hereunder.

34. ARBITRATION.

A. The Landlord and the Tenant hereby agree that any dispute or claim in law or equity arising out of this Lease or any resulting transaction or as specifically set forth herein shall be decided by neutral, binding arbitration and not by court action, except as provided by New Jersey law for judicial review of arbitration proceedings. The arbitration shall be conducted in accordance with the rules of either the American Arbitration Association (“AAA”). However, the parties hereto may agree in writing signed by the parties hereto to use an alternative dispute resolution mechanism or different rules and/or arbitrator(s).

B. The following matters are excluded from arbitration hereunder: (i) any matter which is within the jurisdiction of a probate or small claims court, and (ii) an action for bodily injury or wrongful death.

35. NO PERSONAL LIABILITY.

A. Notwithstanding anything contained herein to the contrary, Tenant agrees that the Landlord shall have no personal liability with respect to any of the provisions of this Lease and Tenant shall look solely at the estate and property of Landlord in the Premises for the satisfaction of Tenant’s remedies, including, without limitation, the collection of any judgment or the enforcement of any other judicial process requiring the payment or expenditure of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms and provisions of this Lease to be observed and/or performed by Landlord, subject, however, to the prior rights of any holder of any mortgage, deed of trust, deed or other security interest covering all or part of the Premises and no other assets of Landlord or any principal, partner, shareholder or member of Landlord, as the case may be, including its attorney’s and other agents, shall be subject to levy, execution or other judicial process for the satisfaction of Tenant’s claims, and in the event Tenant obtains a judgment against the Landlord, the judgment docket shall be so noted. This Article shall inure to the benefit of Landlord’s successors and assigns and their respective principals and agents.

B. No recourse shall be had for an obligation of Tenant hereunder, or for any claim based thereon or otherwise in respect thereof, against any past, present or future shareholder, officer, director or employee of Tenant.

36. REPRESENTATIONS AND ENTIRE AGREEMENT. It is understood and agreed by Tenant that Landlord and Landlord’s agents have made no representations or promises with respect to the Premises or the making or entry into this Lease, except as this Lease expressly sets forth and that no claim or liability, or cause for termination, shall be asserted by Tenant against Landlord for, and Landlord shall not be liable by reason of breach of any representations or promises not expressly stated in this Lease. This Lease and Exhibits hereto constitute the sole and exclusive agreement between the parties with respect to the Premises.

37. NO RECORDING OF THIS LEASE. Neither this Lease, nor any affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting though or under or on behalf of Tenant.

38. ATTORNEY’S FEES. The prevailing party in any legal proceeding brought against the other with respect to this Lease or any transaction related thereto shall in addition to all other recoveries permitted hereunder, shall be entitled to recover court costs, reasonable attorney fees, and all other out-of-pocket costs of litigation, including deposition, travel and witness costs, from the nonprevailing party.

39. COUNTERPARTS. This Lease may be executed in several counterparts, each of which shall be deemed to be an original copy, and all of which taken together shall constitute one agreement binding on all parties hereto, notwithstanding that the parties shall not have signed the same counterpart.

40. SIGNS. Tenant shall have the right to install, at its cost and expense, any signs in the interior of the Premises. Tenant shall not install any exterior sign (which shall be at its own expense) without obtaining Landlord’s written consent, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, Landlord’s prior consent shall not be required in order for Tenant to install exterior signs that are substantially the same as those at 311, 313 or 315 Enterprise Drive. All signage shall be in accordance with all local rules, regulations and ordinances governing signage.

41. CONDITION OF SPACE: APPROVALS. Tenant is taking the Total Rented Space in “as is” condition, notwithstanding the roof and windows as further discussed in Section 46. Tenant shall have the right to approve final plans and specifications for work to be performed pursuant to Section 46, and all work to be performed shall comply with applicable building codes.

42. MECHANICAL SYSTEMS. As the landlord, Landlord will be responsible for maintaining all mechanical systems in good working order.

43. ADDITIONAL PROVISIONS.

A. Notwithstanding the provisions of Section 9 or anything contained herein or elsewhere in the Lease to the contrary, the Tenant shall not be responsible (i) to pay for any capital improvements to the Building (except as specifically set forth in this Lease), and such capital improvements shall not be deemed Additional Rent, (ii) to pay for or to otherwise maintain, repair, or replace the load bearing walls, the steel, foundation, windows (except as provided in Section 46), or the roof of the Building (except as provided in Section 46) and the Premises (hereinafter referred to as the “Structural Elements”), or (iii) to pay for, replace or otherwise maintain the sanitary system(s), the electrical system(s), the HVAC systems (except to the extent required for regular and routine HVAC maintenance described in Section 9.A.), and/or any other similar systems serving, located in, or passing through the Building or the Premises (hereinafter referred to as the “Building Systems”), all of which shall be the Landlord’s responsibility, at the Landlord’s sole cost and expense. Landlord’s responsibility for the cost of maintaining the roof of the Building shall expressly be limited to maintaining the roof to the standard of a roof for a typical office building, as opposed to Tenant’s specific manufacturing use, at any time with the Tenant bearing any additional necessary costs for such maintenance pertaining to Tenant’s specific manufacturing use. Tenant shall, upon request by Landlord, provide Landlord with maintenance records of all aspects of the Premises or the Building, the maintenance of which is performed by Tenant pursuant to the provisions of this Lease.

B. Notwithstanding anything contained herein or in the Lease to the contrary, in all instances where Tenant is required to indemnify, defend, and hold Landlord harmless, Landlord agrees to give prompt notice to the Tenant of the assertion of any claim, or the commencement of any suit, action, or proceeding by any party, in respect of which indemnity may be sought by Landlord hereunder specifying with reasonable particularity the basis therefor, and providing the Tenant with any information with respect thereto that the Tenant may reasonably request. The Tenant may, at its own cost and expense, (i) participate in, and, (ii) assume the defense thereof, provided, however, that the Tenant’s counsel is reasonably satisfactory to the Landlord, and the Tenant shall thereafter consult with the Landlord upon the Landlord’s reasonable request for such consultation from time to time with respect to such claim, suit, action, or proceeding. If the Tenant assumes such defense, the Landlord shall have the right (but not the obligation) to participate in the defense thereof and to employ counsel, at its own cost and expense, separate form the counsel employed by the Tenant. Whether or not the Landlord chooses to defend or prosecute any such claim, suit, action or proceeding, the Landlord and the Tenant shall cooperate in the defense or prosecution thereof. Any settlement or compromise made or caused to be made by the Tenant or the Landlord of any such claim, suit, action, or proceeding shall also be binding upon the Tenant or the Landlord, as the case may be, in the same manner as if a final judgment or decree had been entered by a court of competent jurisdiction in the amount of such settlement or comprise, provided, however, that no party shall settle or compromise any such claim, suit, action, or proceeding without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. In the event Tenant does not elect to assume the defense of any claim, suit, action, or proceeding within a reasonable time of being notified by Landlord, then such failure shall not relieve the Tenant or Landlord or their respective obligations hereunder.

44. [Intentionally Omitted]

45. [Intentionally Omitted]

46. REPAIRS TO ROOF AND WINDOWS.

A.	The Tenant agrees to replace the existing roof of the Building. The Landlord will pay the Tenant $40,000 of such total cost to replace the existing roof within 30 days after Tenant’s completion of the roof replacement, together with receipt of a roof warranty covering the roof replacement for a period of not less than fifteen (15) years. The Tenant will be responsible for the remaining cost to replace the existing roof. The Tenant will determine which roofer to use to replace the existing roof as well as what materials will be used, subject to the Landlord’s approval. After a roofer and roofing materials are determined by the Tenant, the Tenant will provide the Landlord with an estimate consisting of the following specifications: (i) the cost to replace the roof, (ii) the name of the roofer, (iii) the roofing materials used to replace the roof, and (iv) the roof warranty the roofer and manufacturer are willing to provide. After the existing roof is replaced as described above and provided in more detail by the Tenant to the Landlord, (i) the Tenant will not be responsible for any subsequent costs associated with repairing and/or replacing the new roof and (ii) the Landlord will be responsible for all subsequent costs associated with repairing and/or replacing the new roof, provided that Landlord’s obligations hereunder shall (i) not arise to the extent such required repair or replace is caused by Tenant’s acts or omissions excluding normal or ordinary wear and tear, and (ii) be limited by any obligation under any then existing roof warranty.

B.	The Tenant agrees to replace all of the existing windows in the Building. The Landlord will pay the Tenant $100,000 of such total cost to replace such existing windows within 30 days after the completion of such window replacement project. The Tenant will be responsible for the remaining cost to replace such existing windows. The Tenant will determine which new windows will be used, subject to the Landlord’s approval. After the new windows are determined by the Tenant, the Tenant will provide the Landlord with an estimate consisting of the plans and specifications regarding the windows, which estimate shall be subject to the Landlord’s review and approval. After the Tenant replaces all of the existing windows as described above and provided in more detail in Exhibit “B” as attached, (i) the Tenant will not be responsible for any subsequent costs associated with repairing and/or replacing the new windows and (ii) the Landlord will be responsible for all subsequent costs associated with repairing and/or replacing the new windows including but not limited to any new windows that are leaking, except to the extent caused by or arising from the Tenant’s negligent acts or omissions. The Tenant shall cause the manufacturer and installer of the new windows to provide a warranty, which warranty shall be subject to Landlord’s review and approval.

47. FIBER OPTIC LINES. The fiber optic lines previously installed by Tenant shall be maintained by Tenant and shall not become the property of Landlord until termination of this Lease.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Landlord and the Tenant have executed or caused to be executed, these presents, as of the date first hereinabove set forth.

109 MORGAN LANE, LLC
as Landlord

By:	/s/ Arthur Rudner
Arthur Rudner

INTEGRA LIFESCIENCES CORPORATION as Tenant

By:	/s/ Kevin Breeden
Name: Kevin Breeden
Title: Senior Vice President, Operations

EXHIBIT A

SITE PLAN

MORGAN
LANE
ENTERPRISE DRIVE
ENTERPRISE DRIVE
KENNETH R. RAKE
EXISTING CONDITIONS PLAN

MORGAN
ENTERPRISE DRIVE
1 STORY BRICK BUILDING
2001
PROPOSED HANDICAP PARKING SIGN (TYP.)
PROPOSED BICYCLE RACK (SEE DETAIL)
PROPOSED HANDICAP PARKING SIGN WITH VAN ACCESSIBLE SIGN
EXISTING ROOF SCREEN WALL - TO REMAIN
PROPOSED ELECTRICAL TRANSFORMER
PROPOSED ELECTRICAL SWITCH-GEAR
PROPOSED ROOF SCREEN WALL - SEE ARCHITECTURAL PLANS
PROPOSED ELECTRICAL EQUIPMENT
PROPOSED PAVEMENT DIRECTIONAL MARKINGS (SEE DETAIL)
PROPOSED ONE WAY TRAFFIC FLOW
PROPOSED SIGN "DO NOT ENTER" R5-1
PROPOSED PEDESTRIAN CROSSWALK (SEE DETAIL)
PROPOSED POROUS PAVEMENT PATH (SEE DETAIL)
PROPOSED SIGN "NO PARKING"
PROPOSED LANDSCAPED TRAFFIC ISLAND
EXISTING LEGEND
PROPOSED SYMBOLS LEGEND
GRAPHIC SCALE
RICHARD K. WIZEMAN
N.J. PROFESSIONAL ENGINEER
SITE LAYOUT PLAN
TOB MANUFACTURING PROJECT
INTEGRA LIFESCIENCES
CC-4

EXHIBIT B

PLANS AND SPECIFICATIONS FOR WINDOWS

282 LINEAR FT OF GLAZING
PHASE 2D
PHASE 2C
PHASE 2B
PHASE 2A
PHASE 2
PHASE 2E
PHASE 2F
PHASE 1
230 LINEAR FEET OF WINDOW GLAZING
+ 4 SECTIONS OF STOREFRONT
SKETCH LIST
ASK05A
ASK05B
ASK06
ASK07
ASK08
ASK09
ASK10
NEW WINDOW
FRAMING TO JOIN
WITH EXISTING
WINDOW FRAMING
EXISTING WINDOWS TO REMAIN -
PROVIDE NEW INTERIOR ALUMINUM SILL
& FLASHING ONLY (142 LINEAR FEET)
NORTH

NOTES:

1. PHASING SEQUENCING IS FOR PRICING PURPOSES. THERE SHALL BE SEPARATE PRICING FOR PHASE 1 & PHASE 2 WORK. PHASING WILL NOT BE CONTINUOUS.
2. DRAWINGS & DETAILS ARE FOR GENERAL ARRANGEMENT. CONTRACTOR SHALL FIELD VERIFY EACH CONDITION & WINDOW/ STOREFRONT SECTION.
3. WINDOWS & STOREFRONT DESIGN SHALL COMPLY WITH NJUCC/ REHAB SUBCODE FOR "REPAIR".

GANFLEC
ARCHITECTS & ENGINEERS
SOUTHFIELD CENTER, RM 205
ONE OAKWOOD ROAD
SOUTH PLAINFIELD NJ 07080

DRAWING DESCRIPTION
KEY PLAN - WINDOW DETAILS

PROJECT NAME
INTEGRA BUILDING 109 MODIFICATIONS

PROJECT NO. 055685

ISSUE	REVISION	DATE
1	OWNER COMMENTS	9.21.12

DRAWN BY:	ES
CHECKED BY:	ATH
SCALE:	NTS
ISSUE DATE:	06.25.2012

ASK05A

NEW
EXISTING
NORTH
TALL

GANFLEC
ARCHITECTS
& ENGINEERS
SOUTHFIELD CENTER, RM 205
ONE CRAGWOOD ROAD
SOUTH PLAINFIELD NJ 07080

DRAWING DESCRIPTION

KEY PLAN - WINDOW & DOOR DIVISIONS

PROJECT NAME

INTEGRA BUILDING 109 MODIFICATIONS

PROJECT NO. 055685

NOTES:

- # — NUMBER OF EQUAL SIZED UNITS IN A RUN
- (1) NEW 3'-0" x 7'-0" DOOR, 1'-8" HIGH TRANSOM & SIDELITE - EXIT ONLY
- (2) SAME AS (1) BUT WITH ELECTRIC STRIKE & CO-9 PULL
- (3) DOUBLE SIDELITE, NO DOOR

ISSUE	REVISION	DATE
1	OWNER COMMENTS	9.21.12

DRAWN BY:	ES
CHECKED BY:	ATB
SCALE:	NTS
ISSUE DATE:	06.25.2012

ASK05B

EXTERIOR WINDOW MATERIAL SPEC NOTES:

1. ALUMINUM WINDOW FRAMING SYSTEM:
   - KAWNEER TRIFAB 451T
2. STOREFRONT SYSTEM:
   - KAWNEER TRIFAB 451T
   - COLOR: DARK BRONZE ANODIZED
3. VISION GLASS: 1" INSULATED
   - EXTERIOR ¼" BRONZE TINTED TEMPERED LITE TO MATCH EXISTING
   - ½" AIR SPACE
   - ¼" INDOOR CLEAR TEMPERED LITE
4. SPANDREL PANEL:
   - ¼ TEMPERED BRONZE SPANDREL LITE W/ ¾" RIGID INSULATION ATTACHED
5. SEALANT:
   - DOW CORNING 795, DARK BRONZE

STOREFRONT DOOR SPEC NOTES:

1. KAWNEER 350 MEDIUM STYLE ENTRANCE
2. HARDWARE: PROVIDE EXIT ONLY RIM PANIC DEVICE W/ EXTERIOR KEY ACCESS, CLOSER, HINGE, PERIMETER GASKETING, ADA ALUMINUM THRESHOLD & AUTOMATIC DOOR BOTTOM, (ALTERNATE EXIT DEVICE WITH CO-9 PULL & ELECTRIC STRIKE - AS NOTED)
3. COLOR -DARK BRONZE ANODIZED TO MATCH EXISTING
4. ¼" TEMPERED LITE - BRONZE TINT TO MATCH EXISTING

EXISTING WALL ASSEMBLY
NOTE: CUT STEEL ANGLE LEG AT COLUMNS AS REQUIRED FOR WINDOW REPLACEMENT
NOTE: PREP & PAINT ALL EXPOSED STEEL
5/8" GYP. BD.
SPACKLE 'J' TRIM
CONT. ALUMINUM HEAD FLASHING W/ TURNED UPLEG - PROVIDE BOND BREAKER W/ STEEL
SEALANT
ALUMINUM HEAD RECEPTOR
SEALANT AND BACKER ROD
ALUMINUM WINDOW SYSTEM

9 HEAD DETAIL

SCALE: 3" = 1'-0"

9
ASK6
10
ASK6
6'-0" VIF
2'-0" VIF @ TALL

ALUMINUM WINDOW SYSTEM
ALUMINUM WINDOW SUBSILL (NOTE: SUBSILL ALIGNMENT TO MATCH EAST SIDE OF BUILDING)
PREFORMED ALUMINUM WINDOW SILL - COLOR TO MATCH NEW WINDOW SYSTEM
SEALANT
BACKER ROD & SEALANT
1"
ALUMINUM SILL FLASHING - COLOR TO MATCH NEW WINDOW SYSTEM
1"
SEALANT AND BACKER ROD
SELF ADHERING FLASHING - GRACE PERMA-BARRIER
1"
PROVIDE TREATED WOOD BLOCKING
BRICK VENEER
AIR GAP
CMU
AIR GAP
METAL STUD
GYP BD
EXISTING WALL ASSEMBLY

A TYP. WALL SECTION

SCALE: 1/2" = 1'-0"

10 SILL DETAIL

SCALE: 3" = 1'-0"

GANFLEC ARCHITECTS & ENGINEERS

SOUTHFIELD CENTER, SPT 205
ONE CRAGWOOD ROAD
SOUTH PLAINFIELD NJ 07080

DRAWING DESCRIPTION

WINDOW HEAD & SILL DETAILS

PROJECT NAME

INTEGRA BUILDING 109 MODIFICATIONS

PROJECT NO. 055685

ISSUE	REVISION	DATE
1	OWNER COMMENTS	9.21.12

DRAWN BY: EG
CHECKED BY: ATS
SCALE: AS NOTED
ISSUE DATE: 06.25.2012

ASK06

EXTERIOR
ALUMINUM WINDOW SYSTEM
EXISTING WALL ASSEMBLY
BRICK VENEER
AIR GAP
INTERIOR WALL
COLORED PREFORMED ALUMINUM COLUMN COVER
1" TYP
5/8" GYP. BD LAMINATED TO COLUMN.
NEW METAL STUD FRAMING
CORNER BEAD & JOINT COMPOUND
5/8" GYP. BD.
PREFORMED ALUMINUM WINDOW SILL - COLOR TO MATCH NEW WINDOW SYSTEM
ALUMINUM SILL FLASHING - COLOR TO MATCH NEW WINDOW SYSTEM
EXISTING WALL ASSEMBLY
BRICK VENEER
AIR GAP
INTERIOR WALL

1 OUTSIDE CORNER MULLION DETAIL

SCALE : 3" = 1'-0"

PROVIDE TREATED WOOD BLOCKING
BACKER ROD & SEALANT
PREFORMED ALUMINUM WINDOW SILL; COLOR TO MATCH NEW WINDOW SYSTEM
SEALANT
PROVIDE TREATED WOOD BLOCKING
5/8" GYP. BD.
SPACKLE 'J' TRIM BOTH SIDES.

INTERIOR

2 WALL DETAIL

SCALE : 3" = 1'-0"

GANFLEC
ARCHITECTS & ENGINEERS
SOUTHFIELD CENTER, RM 205
ONE CRAGWOOD ROAD
SOUTH PLAINFIELD NJ 07080

DRAWING DESCRIPTION
WINDOW DETAILS

PROJECT NAME
INTEGRA BUILDING 109 MODIFICATIONS

PROJECT NO. 055685

ISSUE	REVISION	DATE
1	OWNER COMMENTS	9.21.12

DRAWN BY:	FS
CHECKED BY:	ATH
SCALE:	AS NOTED
ISSUE DATE:	06.25.2012

ASK07

5/8" GYP. BD. LAMINATED TO COLUMN
CORNER BEAD & JOINT COMPOUND
INTERIOR
RETURN NEW WINDOW SILL ENDS (TYPICAL)
PROVIDE NEW MTL STUD FRAMING FOR NEW COLUMN ENCLOSURE
1"
EXTERIOR
UNIT SIZING
COLORED PREFORMED ALUMINUM COLUMN COVER
INTERIOR WALL
AIR GAP
BRICK VENEER
EXISTING WALL ASSEMBLY

3 MULLION @ COLUMN DETAIL

SCALE : 3" = 1'-0"

PREFORMED ALUMINUM WINDOW SILL - COLOR TO MATCH NEW WINDOW SYSTEM
INTERIOR
PREFORMED ALUMINUM COLUMN COVER - COLOR TO MATCH NEW WINDOW SYSTEM
ALUMINUM WINDOW SYSTEM
UNIT SIZING
EXTERIOR
ALUMINUM WINDOW SYSTEM
1" INSULATED SPANDREL PANEL

4 OUTSIDE 135° MULLION @ COLUMN DETAIL

SCALE : 3" = 1'-0"

GANFLEC
ARCHITECTS & ENGINEERS
SOUTHFIELD CENTER, 801 205
ONE OAKWOOD ROAD
SOUTH PLAINFIELD NJ 07080

DRAWING DESCRIPTION
WINDOW DETAILS

PROJECT NAME
INTEGRA BUILDING 109 MODIFICATIONS

PROJECT NO. 055685

ISSUE	REVISION	DATE
1	OWNER COMMENTS	9.21.12

DRAWN BY: ES
CHECKED BY: ATH
SCALE: AS NOTED
ISSUE DATE: 08.25.2012

ASK08

EXTERIOR
PREFORMED ALUMINUM METAL TRIM
STOREFRONT TO BUTT W/ EXISTING BRICK BELOW WINDOW SILL
SEALANT
1/2"
EXISTING WALL ASSEMBLY
ALUMINUM WINDOW SYSTEM
PREFORMED ALUMINUM WINDOW SILL - COLOR TO MATCH NEW WINDOW SYSTEM.
ALUMINUM STOREFRONT
VINYL TEARAWAY BEAD @ EXISTING WALL ASSEMBLY BOTH SIDES & CAULK
PATCH GYP BOARD AS REQUIRED
PREFORMED ALUMINUM COLUMN - COLOR TO MATCH NEW WINDOW SYSTEM
INTERIOR
EXISTING WALL ASSEMBLY

5 135° MULLION @ COLUMN W/ WALL

SCALE : 3" = 1'-0"

6 135° MULLION @ COLUMN DETAIL

SCALE : 3" = 1'-0"

GANFLEC
ARCHITECTS & ENGINEERS
SOUTHFIELD CENTER, BOX 205
ONE CRAGWOOD ROAD
SOUTH PLAINFIELD NJ 07080

DRAWING DESCRIPTION
WINDOW DETAILS
PROJECT NAME
INTEGRA BUILDING 109 MODIFICATIONS
PROJECT NO. 055685

ISSUE	REVISION	DATE
1	OWNER COMMENTS	9.21.12

DRAWN BY:	FS
CHECKED BY:	ATH
SCALE:	AS NOTED
ISSUE DATE:	06.25.2012

ASK09

EXISTING WALL ASSEMBLY
ALUMINUM WINDOW SYSTEM
ALUMINUM SILL FLASHING - COLOR TO MATCH NEW WINDOW SYSTEM
SEALANT & BACKER ROD
PROVIDE TREATED WOOD BLOCKING
COLORED PREFORMED ALUMINUM TRIM
EXISTING WALL ASSEMBLY
SPACKLE 'J' TRIM
5/8" GYP. BD.
PREFORMED ALUM. WINDOW SILL COVER. COLOR TO MATCH NEW WINDOW SYSTEM
INTERIOR
CORNER BEAD & JOINT COMPOUND

7 — 135° MULLION DETAIL @ WALL

SCALE : 3" = 1'-0"

GANFLEC ARCHITECTS & ENGINEERS
SOUTHFIELD CENTER, RM 205, ONE GRANDVIEW ROAD, SOUTH PLAINFIELD NJ 07080

DRAWING DESCRIPTION	WINDOW DETAILS
PROJECT NAME	INTEGRA BUILDING 109 MODIFICATIONS
PROJECT NO.	055685

ISSUE	REVISION	DATE
1	OWNER COMMENTS	9.21.12

DRAWN BY:	FS
CHECKED BY:	ATH
SCALE:	AS NOTED
ISSUE DATE:	08.25.2012

ASK10